REVOLVING CREDIT AND GUARANTY AGREEMENT
dated as of
November 17, 2025
among
COMPASS, INC.,
as the Borrower,
the other OBLIGORS party hereto,
the LENDERS and ISSUING BANKS party hereto
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent and the Collateral Agent

MORGAN STANLEY SENIOR FUNDING, INC.,
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
BMO CAPITAL MARKETS CORP.,
CITIZENS BANK, N.A.,
TRUIST SECURITIES, INC.
and
TCBI SECURITIES, INC.
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
ARTICLE 1
Definitions
Section 1.01.    Defined Terms    1
Section 1.02.    Classification of Loans and Borrowings    54
Section 1.03.    Terms Generally    54
Section 1.04.    Accounting Terms; GAAP    55
Section 1.05.    Divisions    55
Section 1.06.    Benchmark Replacement    55
Section 1.07.    Timing of Payment or Performance    56
Section 1.08.    Negative Covenants    56
Section 1.09.    Rates    57
ARTICLE 2
Loans and Letters of Credit
Section 2.01.    Loans    57
Section 2.02.    [Reserved]    59
Section 2.03.    Issuance of Letters of Credit and Purchase of Participations Therein    59
Section 2.04.    Pro Rata Shares; Availability of Funds    65
Section 2.05.    Evidence of Debt; Register; Lenders’ Books and Records; Notes    66
Section 2.06.    Interest on Loans    67
Section 2.07.    [Reserved]    68
Section 2.08.    Default Interest    68
Section 2.09.    Fees    69
Section 2.10.    Prepayment of Loans    70
Section 2.11.    Voluntary Prepayments/Commitment Reductions    70
Section 2.12.    Mandatory Prepayments    71
Section 2.13.    Application of Prepayments/Reductions    71
Section 2.14.    General Provisions Regarding Payments    72
Section 2.15.    Interest Elections    73
Section 2.16.    Making or Maintaining Term SOFR Loans    75
Section 2.17.    Increased Costs    76
Section 2.18.    Taxes    77
Section 2.19.    Pro Rata Treatment; Sharing of Set-offs    81
Section 2.20.    Mitigation Obligations; Replacement of Lenders    82
Section 2.21.    Benchmark Replacement Setting    83
Section 2.22.    Defaulting Lenders    84
Section 2.23.    Incremental Facilities    86
Section 2.24.    Notices    88
Section 2.25.    Extensions of Loans    89
i

ARTICLE 3
Representations and Warranties
Section 3.01.    Organization; Powers    92
Section 3.02.    Authorization; Enforceability    92
Section 3.03.    Governmental Approvals; No Conflicts    92
Section 3.04.    Financial Condition; No Material Adverse Change    93
Section 3.05.    Properties    93
Section 3.06.    Litigation and Environmental Matters    93
Section 3.07.    No Defaults    94
Section 3.08.    Compliance with Laws    94
Section 3.09.    Investment Company Status    94
Section 3.10.    Taxes    94
Section 3.11.    Disclosure    94
Section 3.12.    Subsidiaries    95
Section 3.13.    ERISA    95
Section 3.14.    Solvency    96
Section 3.15.    Anti-Terrorism Laws; Sanctions.    96
Section 3.16.    FCPA; Anti-Corruption    97
Section 3.17.    Federal Reserve Regulations    97
Section 3.18.    Collateral Documents    97
ARTICLE 4
Conditions
Section 4.01.    Effective Date    98
Section 4.02.    Each Credit Event    100
Section 4.03.    Aspen Acquisition Effective Date    101
ARTICLE 5
Affirmative Covenants
Section 5.01.    Financial Statements and Other Information    101
Section 5.02.    Notices of Material Events    103
Section 5.03.    Existence; Conduct of Business    103
Section 5.04.    Payment of Taxes and Other Claims    103
Section 5.05.    Maintenance of Properties; Insurance    104
Section 5.06.    Books and Records; Inspection Rights    104
Section 5.07.    Compliance with Laws    105
Section 5.08.    ERISA-Related Information    105
Section 5.09.    Use of Proceeds    105
Section 5.10.    Further Assurances    106
Section 5.11.    Guarantors    107
Section 5.12.    Designation of Restricted and Unrestricted Subsidiaries    108
Section 5.13.    Anti-Terrorism; Sanctions; Anti-Corruption.    109
Section 5.14.    Post-Closing Obligations    109

ARTICLE 6
Negative Covenants
Section 6.01.    Indebtedness    110
Section 6.02.    Liens    114
Section 6.03.    Fundamental Changes; Asset Sales; Conduct of Business    117
Section 6.04.    Restricted Payments    119
Section 6.05.    Transactions with Affiliates    122
Section 6.06.    Investments    123
Section 6.07.    Restrictive Agreements    125
Section 6.08.    Use of Proceeds    126
ARTICLE 7
Financial Covenants
Section 7.01.    Minimum Liquidity    127
Section 7.02.    Minimum Revenue    127
Section 7.03.    Total Net Leverage Ratio    127
ARTICLE 8
Guaranty
Section 8.01.    Guaranty of the Obligations    127
Section 8.02.    Payment by Guarantors    128
Section 8.03.    Liability of Guarantors Absolute    128
Section 8.04.    Waivers by Guarantors    130
Section 8.05.    Guarantors’ Rights of Subrogation, Contribution, Etc.    131
Section 8.06.    Subordination of Other Obligations    132
Section 8.07.    Continual Guaranty    132
Section 8.08.    Authority of Guarantors or the Borrower    132
Section 8.09.    Financial Condition of the Borrower    132
Section 8.10.    Bankruptcy, Etc.    133
ARTICLE 9
Events of Default
Section 9.01.    Events of Default    133
Section 9.02.    Application of Funds    136
Section 9.03.    Right to Cure    137
ARTICLE 10
The Agents
Section 10.01.    Agents    138
Section 10.02.    Certain ERISA Matters    142
Section 10.03.    Additional Secured Parties    143

ARTICLE 11
Miscellaneous
Section 11.01.    Notices    144
Section 11.02.    Waivers; Amendments    146
Section 11.03.    Expenses; Indemnity; Damage Waiver    148
Section 11.04.    Successors and Assigns    150
Section 11.05.    Survival    155
Section 11.06.    Counterparts; Integration; Effectiveness    155
Section 11.07.    Severability    156
Section 11.08.    Right of Setoff    156
Section 11.09.    Governing Law; Jurisdiction; Consent to Service of Process    156
Section 11.10.    WAIVER OF JURY TRIAL    157
Section 11.11.    Headings    158
Section 11.12.    Confidentiality    158
Section 11.13.    Interest Rate Limitation    160
Section 11.14.    No Advisory or Fiduciary Responsibility    160
Section 11.15.    Electronic Execution of this Agreement and Other Documents    161
Section 11.16.    USA PATRIOT Act    161
Section 11.17.    Release of Guarantors    161
Section 11.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    161
Section 11.19.    Acknowledgement Regarding Any Supported QFCs    162

SCHEDULES

Schedule 1.01(a)    Compass Excluded Subsidiaries
Schedule 1.01(b)    Aspen Excluded Subsidiaries
Schedule 1.01(c)    Immaterial Subsidiaries
Schedule 1.01(d)    Existing Letters of Credit
Schedule 1.01(e)    Backstopped Letters of Credit
Schedule 2.01    Revolving Commitments and Letter of Credit Issuer Sublimit
Schedule 3.04(a)    Financial Condition
Schedule 3.12    Subsidiaries
Schedule 5.10    Material Real Estate Assets
Schedule 5.11    Guarantors
Schedule 5.12    Unrestricted Subsidiaries
Schedule 5.14    Post-Closing Obligations
Schedule 6.01    Existing Debt
Schedule 6.02    Existing Liens
Schedule 6.06    Investments
Schedule 6.07    Restrictive Agreements

EXHIBITS

Exhibit A    Form of Assignment and Assumption
Exhibit B    [Reserved]
Exhibit C    Form of Interest Election Request
Exhibit D    Form of Note
Exhibit E    Form of Solvency Certificate
Exhibit F    Form of Compliance Certificate
Exhibit G    Form of Funding Notice
Exhibit H    Form of Issuance Notice
Exhibit I    Form of Intercompany Note
Exhibit J    Form of Joinder Agreement
Exhibit K    Form of Security Agreement
Exhibit L    Form of Tax Forms

v

This REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 17, 2025, among COMPASS, INC., a Delaware corporation, as the borrower (the “Borrower”), the GUARANTORS from time to time party hereto, the LENDERS and the ISSUING BANKS from time to time party hereto, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, together with any permitted successor agent, the “Administrative Agent”) and as collateral agent (in such capacity, together with any permitted successor agent, the “Collateral Agent”).
The Borrower has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article 1), to make Loans to the Borrower on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date.
The proceeds of borrowings hereunder are to be used for the purposes described in Section 5.09. The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 2.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by any Obligor or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, a majority of the Equity Interests of, or a business line or unit or a division of, any Person.
“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by the Obligors or any of their respective Restricted Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits of any person or business acquired in connection with such Permitted Acquisition, but excluding therefrom (a) any cash of the seller(s) and its/their Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve to be established in respect thereto or the amount thereof to be recorded as a liability by any Obligor or any of its Restricted Subsidiaries, if any, in each case, as required under GAAP at the time of the consummation of the applicable Permitted Acquisition.
“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning set forth in Section 2.16(b).
“Affected Loans” has the meaning set forth in Section 2.16(b).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Betterment Loans” means loans provided by the Borrower to certain real estate agents under the Borrower’s Agent Betterment Fund Program.
“Agent Parties” has the meaning set forth in Section 11.01(c).
“Agents” means the Administrative Agent, the Collateral Agent or any of their respective successors or assigns.
“Agreed L/C Cash Collateral Amount” means 103% of the total outstanding Letter of Credit Usage.
“Aggregate Total Exposure” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans and (ii) the Letter of Credit Usage.
“Agreement” means this Revolving Credit and Guaranty Agreement, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) Term SOFR for an Interest Period of 1 month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (d) 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor or any of its Subsidiaries and Affiliates, in effect from time to time concerning or relating to bribery or corruption, including the FCPA, the U.K. Bribery Act 2010, the Bank Secrecy Act, the USA Patriot Act, and the applicable anti-money laundering statutes of jurisdictions where any Obligor and any of its Subsidiaries conduct business, and the rules and regulations (if any) thereunder enforced by any governmental agency.
“Anti-Terrorism Laws” has the meaning set forth in Section 3.15(a).
“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any federal insurance regulatory department, authority or agency that may be created in the future and that asserts regulatory jurisdiction over such Insurance Subsidiary.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any Term SOFR Loan, any Base Rate Loan or the commitment fees payable hereunder, as the case may be, (a) until delivery of a Compliance Certificate for the first full fiscal quarter commencing on or after the Effective Date pursuant to Section 5.01, (i) with respect to any such Term SOFR Loan, 1.50% per annum, (ii) with respect to any such Base Rate Loan, 0.50% per annum, or (iii) with respect to the commitment fees, 0.175% per annum, and (b) thereafter, the applicable percentages per annum set forth in the table below, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Total Net Leverage Ratio	Applicable Rate for Term SOFR Loans	Applicable Rate for Base Rate Loans	Commitment Fee
Greater than 4.00:1.00	2.25%	1.25%	0.35%
Less than or equal to 4.00:1.00 but greater than 3.00:1.00	2.00%	1.00%	0.30%
Less than or equal to 3.00:1.00 but greater than 2.00:1.00	1.75%	0.75%	0.25%
Less than or equal to 2.00:1.00	1.50%	0.50%	0.175%

Any change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 5.01(c); provided, that, if a Compliance Certificate was required to have been delivered pursuant to Section 5.01(c) but was not delivered within five (5) Business Days of the date when due, then, an Applicable Percentage of (x) 2.25% per annum for any such Term SOFR Loan, (y) 1.25% per annum for any such Base Rate Loan or (z) 0.35% per annum for any commitment fees, in each case, shall retroactively be deemed to apply from the date that is one Business Day after the date on which the compliance certificate was required to have been delivered pursuant to Section 5.01(c) without regard to the Total Net Leverage Ratio until the date that is one Business Day after the date on which such Compliance Certificate is delivered.
Notwithstanding the foregoing, the Applicable Percentage with respect to any Extended Revolving Commitment will be set forth in the applicable Extension Offer for such Class of Extended Revolving Commitments and the Applicable Percentage in respect of any Incremental Term Loan shall be the applicable percentage per annum set forth in the relevant amendment or other documentation for such Incremental Term Loan.
“Application” means the Letter of Credit application in the form as may approved by the applicable Issuing Bank and executed and delivered by the Borrower to the Administrative Agent and the applicable Issuing Bank, requesting such Issuing Bank issue a Letter of Credit.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., Citizens Bank, N.A., Truist Securities, Inc. and TCBI Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners, and any successors thereto.
“Aspen” means Anywhere Real Estate Inc.
“Aspen ABS Facility” means the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation, the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation, the Master Indenture, dated as of April 25, 2000, as amended, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and U.S. Bank National Association, the Performance Guaranty, dated as of May 12, 2006, as amended, by Anywhere Real Estate Group LLC (f/k/a Realogy Corporation) in favor of Apple Ridge Funding, LLC and Cartus Financial Corporation, the Eighth Omnibus Amendment, dated as of September 11, 2013, by and among Cartus

Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Realogy Corporation, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Ninth Omnibus Amendment, dated as of June 11, 2015, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, the managing agents party to the Note Purchase Agreement and Crédit Agricole Corporate and Investment Bank, the other omnibus amendments from time to time prior to the date hereof, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Note Purchase Agreement, dated as of December 14, 2011, as amended, by and among Apple Ridge Funding LLC, Cartus Corporation, the purchasers and the managing agents from time to time parties thereto, and Crédit Agricole Corporate and Investment Bank (the “Note Purchase Agreement”), the Series 2011-1 Indenture Supplement, dated as of December 16, 2011, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Instrument of Resignation, Appointment and Acceptance, dated as of December 16, 2011, by and among The Bank of New York Mellon, as resigning indenture trustee, paying agent, authentication agent, and transfer agent and registrar, U.S. Bank National Association, as replacement indenture trustee, paying agent, authentication agent, and transfer agent and registrar, Cartus Corporation, Cartus Financial Corporation and Apple Ridge Service Corporation, the Amended and Restated ARSC Subordinated Note, dated as of June 3, 2022, by and between Apple Ridge Services Corporation and Cartus Corporation, the Amended and Restated CFC Subordinated Note, dated as of June 3, 2022, by and between Cartus Financial Corporation and Cartus Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, replaced, refinanced, modified or supplemented from time to time.
“Aspen ABS Facility Party” means any of Apple Ridge Funding LLC, Cartus Financial Corporation, Cartus Corporation, Apple Ridge Services Corporation, and any other Person that becomes party to the Aspen ABS Facility (other than Aspen), and any successor thereto.
“Aspen Acquisition” means the acquisition by the Borrower, directly or indirectly, of Aspen and its subsidiaries pursuant to the Aspen Acquisition Agreement.
“Aspen Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of September 22, 2025, by and among the Borrower, Velocity Merger Sub, Inc., a Delaware corporation and Aspen (together with all exhibits, annexes and schedules thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Aspen Acquisition Effective Date” means the date on which the conditions specified in Section 4.03 are satisfied (or waived in accordance with Section 11.02).
“Aspen Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, restated, amended and restated,

supplemented or otherwise modified from time to time) by and among Anywhere Intermediate Holdings LLC, as holdings, Anywhere Real Estate Group LLC, as the borrower, JPMorgan Chase Bank, N.A. as administrative agent for the lenders and the lenders from time to time party thereto.
“Aspen Exchangeable Senior Notes” means the 0.25% Exchangeable Senior Notes due 2026 issued by Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp.
“Aspen Letter of Credit Increase Amount” means $70,000,000.
“Aspen Notes” means the Aspen Second Lien Notes, the Aspen Unsecured Notes and the Aspen Exchangeable Senior Notes.
“Aspen Revolving Commitment Increase Amount” means $250,000,000.
“Aspen 7.00% Second Lien Notes” means the 7.00% Senior Secured Second Lien Notes due 2030 issued by Anywhere Real Estate Group LLC and Anywhere Real Estate Inc. under the applicable indentures, and as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Aspen 9.75% Second Lien Notes” means the 9.75% Senior Secured Second Lien Notes due 2030 issued by Anywhere Real Estate Group LLC and Anywhere Real Estate Inc. under the applicable indentures, and as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Aspen Second Lien Notes” means the Aspen 7.00% Second Lien Notes and the Aspen 9.75% Second Lien Notes.
“Aspen 5.25% Unsecured Notes” means the 5.25% Senior Notes due 2030 issued by Anywhere Real Estate Group LLC and Anywhere Real Estate Inc. under the applicable indentures, and as the same may be amended, restated, amended and restated, modified, or supplemented from time to time.
“Aspen 5.75% Unsecured Notes” means the 5.75% Senior Notes due 2029 issued by Anywhere Real Estate Group LLC and Anywhere Real Estate Inc. under the applicable indentures, and as the same may be amended, restated, amended and restated, modified, or supplemented from time to time.
“Aspen Unsecured Notes” means the Aspen 5.25% Unsecured Notes and the Aspen 5.75% Unsecured Notes.
“Asset Sale” means a sale, lease (as lessor or sublessor), sale and leaseback, license (as licensor or sublicensor), exchange, transfer or other disposition to, any Person, in one transaction or a series of transactions, of all or any part of the businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired of any Obligor or any of its Restricted Subsidiaries, including any Equity Interests (but, for the avoidance of doubt, not including Equity Interests of the Borrower or any

Unrestricted Subsidiary), other than (i) inventory (or other assets, including intangible assets) sold, discounted, leased or licensed out in the ordinary course of business, (ii) obsolete, surplus or worn-out property, (iii) dispositions of Cash and Cash Equivalents in the ordinary course of business (including the conversion of Cash Equivalents into Cash or other Cash Equivalents in the ordinary course of business), (iv) dispositions of property (including the sale of any Equity Interest owned by such Person) from (A) any Restricted Subsidiary that is not an Obligor to any other Restricted Subsidiary that is not an Obligor or to any Obligor or (B) any Obligor to any other Obligor; (v) dispositions of property resulting from casualty or condemnation events or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, including any disposition of property with respect to an insurance claim from damage to such property where the insurance company provides the Obligors or its Restricted Subsidiary the value of such property (minus any deductible and fees) in cash or with replacement property in exchange for such property; (vi) dispositions or discounts of accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business, (vii) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, (viii) any abandonment, failure to maintain, non-renewal or other disposition of any Intellectual Property Rights that are no longer desirable in the conduct of any Obligor’s or any of the Restricted Subsidiaries’ business, as determined in good faith by such Obligor or such Restricted Subsidiary, (ix) any sale of property or series of related sales of property where the total consideration received by the Obligors and their respective Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at the fair market value thereof in the case of other non-cash proceeds) does not exceed the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis for all such sales or series of related sales in the aggregate since the Effective Date (or, on and after the Aspen Acquisition Effective Date, the greater of $225,000,000 and 3% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis for all such sales or series of related sales in the aggregate since the Aspen Acquisition Effective Date), (x) cancellations of employee notes, (xi) real property leases or subleases in the ordinary course of business, (xii) transfers of property or assets to an Unrestricted Subsidiary by another Unrestricted Subsidiary, (xiii) expirations of contracts in accordance with their terms, (xiv) terminations of leases or subleases in the ordinary course of business, (xv) the sale or disposition of the Equity Interests in Unrestricted Subsidiaries and Immaterial Subsidiaries so long as the consideration for such Equity Interests is in an amount at least equal to the fair market value thereof (as determined by the Borrower in good faith) and, in the case of Unrestricted Subsidiaries, the material assets of such Unrestricted Subsidiary are not Cash and Cash Equivalents, (xvi) the unwinding of any Swap Agreement and any Permitted Bond Hedge Transaction, (xvii) licenses or sublicenses of software or Intellectual Property Rights granted in the ordinary course of business and that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries taken as a whole, (xviii) the incurrence of Liens permitted by Section 6.02, (xix) de minimis amounts of equipment provided to employees, (xxi) sales, transfers or other dispositions of investments in Joint Ventures or any Subsidiary that is not a wholly owned Restricted Subsidiary, and (xxii) a sale, assignment or other transfer of Securitization Assets or participations therein, and related assets, in each case in connection with the Aspen ABS Facility (on and after the Aspen Acquisition Effective Date), the Compass Concierge Agreement or any other Permitted Securitization Financing. The treatment of a transaction as a sale-leaseback as a result of the application of “build to suit” accounting in accordance with GAAP shall not, in and of itself, constitute an Asset Sale for purposes of this Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability” means, as of any time of determination, an amount equal to (a) the aggregate amount of Revolving Commitments in effect at such time, minus (b) the Aggregate Total Exposure at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).
“Backstopped Letter of Credit” means any letter of credit for the account of the Borrower or any of its Restricted Subsidiaries outstanding on the Effective Date under the Existing Credit Agreement that has been backstopped under this Agreement and set forth on Schedule 1.01(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or institutes, applies for or consents to any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate Loan” means a Loan that bears interest at the Alternate Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR.”
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    with respect to Term SOFR Loans, Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.
“Beneficiary” means each Agent, Lender and Issuing Bank and each other Secured Party.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means the board of directors of the Borrower.
“Borrower” has the meaning set forth in the preamble hereto.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Bridge Facility” means that certain 364-day bridge loan facility under the Bridge Credit Agreement.
“Bridge Credit Agreement” means that bridge credit agreement, to be dated as of the Aspen Acquisition Effective Date, among the Borrower, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent, as the same may be amended, restated, modified or supplemented from time to time in one or more agreements (in each case with the same or new lenders, investors or agents).
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City; provided that, when used in connection with a Term SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Build to Suit Obligations” means any obligations relating to a lease or other obligation accounted for using “build to suit” accounting in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof accounted for as a liability on the balance sheet as determined in accordance with GAAP; provided that (a) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be accounted for as operating leases hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standards Codification 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations and (b) Build to Suit Obligations shall not constitute Capital Lease Obligations.
“Carry-Forward Amount” has the meaning set forth in Section 6.04(h).
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the applicable Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(b)(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500,000,000 whose short-term debt is rated “A-2” or higher by S&P or “P-1” or higher by Moody’s;
(c)repurchase obligations with a term of not more than seven (7) days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(d)commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition;
(e)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A-1 by Moody’s;
(f)securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;
(g)any repurchase agreement having a term of thirty (30) days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (b)(i) which (i) is secured by a fully perfected security interest in Cash, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or commercial banking institution thereunder;
(h)money market funds at least 90% of the assets of which consist of investments of the type described in clauses (a) through (g) above;
(i)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable tenor and credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and
(j)investments permitted pursuant to the Borrower’s investment policy as approved by the Board of Directors (or committee thereof).
“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services entered into by the Borrower or any Restricted Subsidiary and a Cash Management Bank.
“Cash Management Bank” means each Person that is a Lender or an Agent (or an Affiliate of a Lender or an Agent), if, at the date of entering into such Cash Management Agreement (or, with respect to any Cash Management Agreement entered into by Aspen and its Restricted Subsidiaries prior to the Aspen Acquisition Effective Date, as of the Aspen Acquisition Effective Date), such Person was a Lender or an Agent (or an Affiliate of a Lender or an Agent), and each other financial institution designated by the Borrower and notified to the

Administrative Agent that is party to a Cash Management Agreement entered with the Borrower or any Restricted Subsidiary; provided that if such Person is not a Lender or an Agent, prior to accepting the benefits of this Agreement, such Person shall confirm its agreement in a writing in form and substance reasonably acceptable to the Administrative Agent or the Collateral Agent to (i) the appointment of the Collateral Agent as its agent under the applicable Loan Documents and (ii) be (and agree to be) bound by the provisions of Article 10 and Sections 11.03(c), 11.09, 11.10 and 11.12 as if it were a Lender.
“Cash Management Services” means any of the following, (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, non-card e-payable services, settlement arrangements, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, merchant services, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), other than the Permitted Holders, of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of, or compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.17(b), any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with, any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel

Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Revolving Commitment with respect to a particular Class of Loans or Revolving Commitments, (b) when used with respect to Revolving Commitments, refers to whether such Revolving Commitments are Existing Revolving Commitments or Extended Revolving Commitments and (c) when used with respect to Loans, refers to whether such Loans are Existing Revolving Loans or Extended Revolving Loans.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations, other than the Excluded Assets (as defined in the Security Agreement).
“Collateral Agent” has the meaning set forth in the preamble hereto.
“Collateral Documents” means the Security Agreement and all other instruments, documents and agreements delivered by or on behalf of any Obligor pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest and Lien on the Collateral, and on and after the Aspen Acquisition Effective Date, the Collateral Documents shall include the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).
“Communications” has the meaning set forth in Section 11.01(c).
“Compass Concierge” means Compass Concierge SPV I, LLC, a Delaware limited liability company.
“Compass Concierge Agreement” means (a) the Revolving Credit and Security Agreement, dated as of July 31, 2020, among Compass Concierge, as the borrower, Compass Concierge Holdco, as seller, Barclays Bank PLC, as administrative agent and each of the lenders from time to time party thereto and (b) any other revolving credit facility refinancing or replacing, or entered into by Compass Concierge, Compass Concierge Holdco or any other Excluded Subsidiary (and if applicable, guaranteed by the Borrower on an unsecured basis), to finance transactions substantially similar to those financed as of the Effective Date under, the facility described in clause (a) on substantially similar terms thereto or on terms not materially worse to Compass Concierge, Compass Concierge Holdco or any other Excluded Subsidiary, taken as a whole, than those of such facility as of the Effective Date, in each case of clauses (a) and (b), as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Compass Concierge Cash” means cash held by Notable to finance the acquisition of loans made in connection with the Compass Concierge Agreement, Agent Betterment Loans and other similar loans made to or for the benefit of real estate agents or real estate agent’s clients.
“Compass Concierge Holdco” means Compass Concierge, LLC, a Delaware limited liability company.
“Compass Concierge Program” means a program offering home sellers assistance in covering the costs of preparing a home for sale either through (i) a service provided directly by the Borrower or a Restricted Subsidiary, who fronts the preparation costs, or any third-party service provider that helps agents’ clients prepare their homes for listing and sale, or (ii) a loan from a third party.
“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F.
“Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period, plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period (other than in respect of clauses (i), (l) and (m)), the sum of:
(a)income tax expense (including any franchise taxes or other taxes based on income, profits or capital),

(b)interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, the Bridge Facility or any Replacement Facility (in each case, if applicable), and after the Aspen Acquisition Effective Date, the Aspen ABS Facility and the Aspen Notes),
(c)depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs, actuarial gains and losses related to pensions and other post-employment benefits, and, for the avoidance of doubt, amortization of expenses attributable to pending real estate brokerage transactions and property listings of acquired persons or acquired operations,
(d)amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e)any extraordinary, unusual or nonrecurring charges, expenses or losses,
(f)non-cash stock option and other equity-based compensation expenses, including with respect to any management or employee benefit plan or agreement,
(g)(i) non-cash costs or expenses resulting from purchase accounting adjustments and (ii) non-cash costs or expenses resulting from Build to Suit Obligations,
(h)proceeds from business interruption insurance not otherwise included in Consolidated Net Income and to the extent offsetting lost operating income received during such period,
(i)all fees, costs, charges and expenses incurred or paid in connection with (A) Investments permitted hereunder (including Permitted Acquisitions and the Aspen Acquisition), (B) Asset Sales permitted hereunder, (C) the issuance, prepayment or amendment, refinancing or extinguishment of Indebtedness permitted hereunder (including the Loans, the Bridge Facility or any Replacement Facility (in each case, if applicable), the Compass Concierge Agreement and on and after the Aspen Acquisition Effective Date, the Aspen ABS Facility and the Aspen Notes) or the issuance of Equity Interests, in the case of clauses (A), (B) and (C), whether or not consummated, (D) obtaining and maintaining any rating in respect of any Obligations, and (E) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing,
(j)signing costs, retention or completion bonuses and costs related to curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities),
(k)fees, costs and expenses in connection with litigation and settlements of legal proceedings and regulatory matters including legal costs related thereto; provided that the aggregate amount that may be added back pursuant to this clause (k) may not exceed

$60,000,000 for any period (and excluding from such cap any amounts related to the Aspen Acquisition),
(l)business optimization expenses and charges and restructuring and similar expenses and charges, retention, recruiting, severance, signing bonuses and expenses, relocation costs, integration and facilities opening costs and other business optimization expenses, transition costs, start-up costs, costs related to expansion, closure and consolidation of facilities, stores and/or offices and lease breakage,
(m)the amount of pro forma “run rate” cost savings, operating expense reductions and synergies projected in good faith to be realized as a result of actions taken or expected to be taken (in each case, in the good faith determination of the Borrower), in each case, after the Effective Date (including in connection with any internal procedures, acquisitions (including the Aspen Acquisition), investments, expansions, consolidations, relocations, dispositions or restructuring, operating improvements, business optimization or cost savings initiative) (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) the benefits resulting therefrom are reasonably anticipated to be realized not later than 24 months of such actions having been taken in whole or in part, and (ii) the aggregate amount that may be added back pursuant to this clause (m) shall not exceed 35% of Consolidated Adjusted EBITDA for any period (calculated after giving effect to all addbacks and adjustments and excluding from such cap any such amounts related to investments that are taken in compliance with Regulation S-X),
(n)all costs, charges, fees and expenses related to the Transactions, the Aspen Acquisition and any amendments, waivers, consents, modifications, supplements, increases or extensions of the Loan Documents,
(o)any other non-cash charges, non-cash expenses or non-cash losses of the Obligors or any of their respective Restricted Subsidiaries for such period, including, for the avoidance of doubt, non-cash foreign currency translation losses and any unrealized losses in respect of Swap Agreements (including non-cash losses related to currency remeasurement of Indebtedness) (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated Adjusted EBITDA in the period when such payments are made,
(p)any non-cash costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, long-term incentive plans or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights,

(q)for any such period ended on or prior to December 31, 2027, an amount equal to the fees, costs and expenses related to Aspen’s (or any of its subsidiaries’) long term incentive plan; provided that the aggregate amounts that may be added back pursuant to this clause (q) in any such period shall not exceed $35,000,000,
(r)storefront conversion costs relating to acquired stores by the Borrower or any Subsidiary,
(s)the amount of loss on any sale of securitization or receivables assets (including, but not limited to Securitization Assets) to a special purpose securitization subsidiary or vehicle (including, but not limited to, any Special Purpose Securitization Subsidiary) in connection with any Permitted Securitization Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP,
(t)any earn-out obligations and contingent consideration (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments,
(u)any minority interest expense associated with non-wholly owned Restricted Subsidiaries,
(v)any impairment charges or asset write-offs, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, and
(w)any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations (in each case, other than any asset, property or operation pending disposal, abandonment, divestiture and/or termination thereof) and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations (in each case, other than any asset, property or operation pending disposal, abandonment, divestiture and/or termination thereof), minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of:
(i)income tax benefit,
(ii)interest income,
(iii)any extraordinary income or gains determined in accordance with GAAP, and
(iv)any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (o) above);
provided, that Consolidated Adjusted EBITDA shall be deemed to be (i) $17,000,000 with respect to the Fiscal Quarter ending December 31, 2024, (ii) $16,000,000 with respect to the

Fiscal Quarter ending March 31, 2025, (iii) $126,000,000 with respect to the Fiscal Quarter ending June 30, 2025 and (iv) $94,000,000 with respect to the Fiscal Quarter ending September 30, 2025 (or, upon consummation of the Aspen Acquisition, Consolidated Adjusted EBITDA shall be deemed to be (i) $124,000,000 with respect to the Fiscal Quarter ending December 31, 2024, (ii) $70,000,000 with respect to the Fiscal Quarter ending March 31, 2025, (iii) $349,000,000 with respect to the Fiscal Quarter ending June 30, 2025 and (iv) $296,000,000 with respect to the Fiscal Quarter ending September 30, 2025), in each case, as adjusted on a Pro Forma Basis (including pursuant to clause (m) above); provided, further, that Consolidated Adjusted EBITDA will be calculated on a Pro Forma Basis.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment”, “development of internal use software” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries; provided all expenditures arising from Build to Suit Obligations shall not constitute Consolidated Capital Expenditures.
“Consolidated First Lien Net Debt” means, at any date of determination, an amount (which shall not be less than zero) equal to (a) Consolidated Total Debt, solely to the extent such Indebtedness is secured by a Lien on the Collateral that is pari passu to the Liens on the Collateral securing the Obligations pursuant to the Collateral Documents minus (b) Unrestricted Cash, each as of such date.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any Restricted Subsidiary of the Borrower during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary of the Borrower to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Restricted Subsidiary, any agreement or other instrument binding upon such Restricted Subsidiary or any law applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary.
“Consolidated Secured Net Debt” means, at any date of determination, an amount (which shall not be less than zero) equal to (a) Consolidated Total Debt, solely to the extent such

Indebtedness is secured by a Lien on the Collateral minus (b) Unrestricted Cash, each as of such date.
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding any assets treated as current assets solely as a result of a lease being accounted for using “build to suit” accounting in accordance with GAAP.
“Consolidated Total Debt” on any date, means with respect to the Borrower and its Restricted Subsidiaries, (i) Indebtedness for borrowed money, (ii) Capital Lease Obligations and purchase money Indebtedness, (iii) Indebtedness obligations evidenced by promissory notes, bonds or similar instruments and (iv) all Guarantees in respect of Indebtedness of the kind referred to in clauses (i) through (iii) hereof; provided that notwithstanding anything to the contrary, Consolidated Total Debt shall not include (x) Indebtedness under any Compass Concierge Agreement and, on and after the Aspen Acquisition Effective Date, any Aspen ABS Facility, or (y) any letters of credit or bank guarantees, to the extent undrawn or drawn and reimbursed within three (3) Business Days.
“Consolidated Total Net Debt” means, at any date of determination, an amount (which shall not be less than zero) equal to (a) Consolidated Total Debt, minus (b) Unrestricted Cash, each as of such date.
“Consolidated Total Revenue” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total revenue” (or any like caption) on a consolidated statement of operations of the Borrower and its Restricted Subsidiaries at such date.
“Contractual Obligations” means, with respect to a Person, the obligations under each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument that such Person is a party to.
“Contribution Amount” has the meaning set forth in Section 9.03 hereof.
“Control” means the possession, directly or indirectly, of the power to (i) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise the outstanding voting power, by contract or otherwise or (ii) vote 10% of more of Equity Interests having ordinary voting power for the election of directors (or any similar governing body) of a Person. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means any unsecured Indebtedness of the Borrower or any Obligor that is or will become, upon the occurrence of certain specified events or after the passage of a specified amount of time, either (a) convertible into or exchangeable for common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock); provided that: (i) (A) such Indebtedness does not require any scheduled amortization, mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to the final maturity date thereof (other than pursuant to customary asset sale and change of control (or fundamental change) offers and pursuant to settlements upon conversion) and (B) such Indebtedness shall have a stated maturity that is not earlier than the date that is ninety-one (91) days after the Latest Maturity Date (it being understood, for the avoidance of doubt, that a redemption right of the Borrower or Obligor with respect to such Convertible Indebtedness will not be prohibited by this clause (i), but the exercise of such redemption right will be deemed to be the declaration of a Restricted Payment); (ii) such Indebtedness is not guaranteed by any person other than the Obligors; and (iii) no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom.
“Credit Date” means the date of a Credit Extension.
“Credit Event” means each Borrowing, Extension, Credit Extension, New Revolving Loan Commitment, Extension of a Revolving Commitment or issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount thereof).
“Credit Extension” means the making of a Loan, the issuing, amending, modifying, renewing or extending any Letter of Credit (other than any amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount thereof) or a Letter of Credit Disbursement.
“Cure Expiration Date” has the meaning set forth in Section 9.03 hereof.
“Cure Right” has the meaning set forth in Section 9.03 hereof.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive

SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, (ii) fund within two (2) Business Days any portion of its participation in Letters of Credit or (iii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless, in each case, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding or payment (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, any Lender or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, any Issuing Bank or the Borrower, to confirm in writing to the Administrative Agent, each Issuing Bank and the Borrower that it will comply with its prospective funding obligations and participation in the outstanding Letters of Credit hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, each Issuing Bank and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments or scheduled dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness (but solely such portion that is so convertible would be deemed to be a Disqualified Equity Interest) or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Revolving Commitment Termination Date, except, in the case of clause (a) or (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior expiration or termination of the Revolving Commitments, the payment in full of the principal of and interest on each Loan and all fees payable hereunder and the cancellation or expiration or Cash Collateralization of all Letters of Credit.
“Disqualified Institution” means, as of any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Effective Date, (b) any Person that is a competitor or potential competitor of any Obligor or any its respective Subsidiaries (in each case as determined in good faith by the Borrower) that has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) from time to time and (c) any Affiliate of a Person described in the foregoing clause (b) that is clearly identifiable solely on the basis of the similarity of its name as an affiliate of such entity; provided that (i) any person that becomes a “Disqualified Institution” after the applicable Trade Date for an assignment or participation interest shall not apply to retroactively make such person a “Disqualified Institution” with respect to such assignment or participation interest or any previously acquired assignment of or participation interest in the Loans, but such Person shall not be able to increase its Revolving Commitments under, or participation interests in, the Loans; provided, however, that, in each case, “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Dollars” or “$” refers to lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02).
“Effective Date Refinancing” means the repayment in full all outstanding Indebtedness and other obligations, the termination of all commitments thereunder and the termination and release of all guarantees and liens existing in connection therewith, under that certain Revolving Credit and Guaranty Agreement, dated as of March 4, 2021, by and among the Borrower, the obligors party thereto, the lenders party thereto from time to time and Barclays Bank Plc, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the management, release or threatened release of any Hazardous Material or to health and safety matters (to the extent relating to the exposure to Hazardous Materials).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines or penalties), of any Obligor or any of its Subsidiaries directly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is expressly assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any person conducting a trade or business (whether or not incorporated) that for purposes of Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with any Obligor under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived under PBGC Regulation Section 4043 the requirement of Section 4043 of ERISA that it be notified of such event; (b) the taking of any action to terminate any Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Sections 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) the failure to satisfy the minimum funding standard with respect to a Plan under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (f) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (g) the receipt of a written determination that any Plan is, or is expected to be, in “at-risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the incurrence by the Borrower, any Guarantor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan or a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” within the meaning of Section 4001(a)(2) of ERISA; or (i) the receipt by the Borrower, any Guarantor or any ERISA Affiliate from any Multiemployer Plan of any notice concerning the imposition of Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 9.01.
“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable law, rule or regulation (for the avoidance of doubt, including any such prohibitions applicable to any Subsidiary that is a licensed or registered mortgage broker, mortgage originator, licensed or registered lender, or licensed or registered title and/or escrow company) or by any Contractual Obligation to which such Subsidiary is a party or by which it is bound from guaranteeing the Obligations; provided that any such Contractual Obligation (i) is in existence on the Effective Date (or, with respect to a Subsidiary acquired or formed after the Effective Date, as of the date such acquisition or formation), (ii) in the case of a Subsidiary acquired or formed after the Effective Date, was not entered into in connection with, or in contemplation of, such acquisition or formation, or (iii)

otherwise is only applicable to one or more Subsidiaries established as special purpose subsidiaries or vehicles, (d) any Subsidiary with respect to which guaranteeing the Obligations would require consent, approval, license or authorization from any Governmental Authority, unless such consent, approval, license or authorization has been obtained or would, contemporaneous with the Effective Date or, in the case of a Subsidiary acquired or formed after the Effective Date, the date on which such Subsidiary is acquired or formed, be obtained, (e) (i) any Foreign Subsidiary, (ii) any Foreign Subsidiary Holding Company and (iii) any direct or indirect Domestic Subsidiary of any Foreign Subsidiary or Foreign Subsidiary Holding Company, (f) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower on the Effective Date or, if a Subsidiary ceases to be a Wholly-Owned Subsidiary of the Borrower after the Effective Date, such Subsidiary so long as (x) the transferred Equity Interests in such Subsidiary are not held by any Affiliate of the Borrower or (y) such transfer was done for a bona fide business purpose, (g) Compass Concierge Holdco and Compass Concierge so long as the business and operations of such Subsidiaries consist solely of conducting the Compass Concierge Program, the transactions pursuant to the Compass Concierge Agreement and programs related to the Compass Concierge Program, (h) any Subsidiary conducting licensed or regulated title and/or escrow services, (i) any not-for-profit subsidiaries, captive insurance companies, joint ventures and special purpose entities (including without limitation any Special Purpose Securitization Subsidiary), (j) as of the Effective Date, any entity listed on Schedule 1.01(a), (k) on and after the Aspen Acquisition Effective Date, any Aspen ABS Facility Party, any Insurance Subsidiary, and any entity listed on Schedule 1.01(b) (which may be amended, modified or supplemented on the Aspen Acquisition Effective Date with respect to any entities acquired in connection with the Aspen Acquisition, as mutually and reasonably agreed by the Borrower and the Administrative Agent), and (l) any other Subsidiaries to the extent the Administrative Agent and the Borrower mutually determine that the cost and/or burden of obtaining the Guaranty therefrom (including any adverse tax consequences) outweigh the benefit to the Lenders; provided that, on and after the Aspen Acquisition Effective Date, but only with respect to any series of the Aspen Notes that is then outstanding, in no event shall any Subsidiary that is a borrower or guarantor in respect of such series of outstanding Aspen Notes constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) Taxes imposed under FATCA.
“Executive Order” has the meaning set forth in Section 3.15(a).
“Existing Credit Agreement” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.
“Existing Letter of Credit” means (a) any letter of credit for the account of the Borrower or any of its Restricted Subsidiaries and outstanding on the Effective Date under the Existing Credit Agreement and set forth on Schedule 1.01(d) and (b) any letter of credit issued for the account of the Borrower or any of its Restricted Subsidiaries (including, on and after the Aspen Acquisition Effective Date, Aspen and its subsidiaries) and outstanding on the Aspen Acquisition Effective Date under the Aspen Credit Agreement; provided that the issuer of such letter of credit is (or becomes) an Issuing Bank on such date.
“Existing Revolving Commitments” has the meaning set forth in Section 2.25(c).
“Existing Revolving Loans” has the meaning set forth in Section 2.25(c).
“Extended Maturity Date” has the meaning set forth in Section 2.25(a).
“Extended Revolving Commitments” has the meaning set forth in Section 2.25(c).
“Extended Revolving Loans” has the meaning set forth in Section 2.25(c).
“Extension” has the meaning set forth in Section 2.25(a).
“Extension Amendment” has the meaning set forth in Section 2.25(f).
“Extension Offer” has the meaning set forth in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, (15 U.S.C. §§ 78dd-1, et seq.).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that to the extent that such rate is below zero, such rate will be deemed to be 0.00%.
“FEMA” means the Federal Emergency Management Agency.
“Financial Covenant Default” has the meaning set forth in Section 9.03 hereof.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“First Lien Intercreditor Agreement” means (a) the First Lien Priority Intercreditor Agreement, dated as of February 2, 2012, among inter alios Anywhere Real Estate Group LLC and each additional authorized representative from time to time party thereto, or (b) a pari passu intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.
“First Lien Net Leverage Ratio” means, at any date, the ratio of (i) Consolidated First Lien Net Debt as of such date to (ii) Consolidated Adjusted EBITDA for the prior four Fiscal Quarter period ending on or most recently prior to such date.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.
“Flood Hazard Property” has the meaning set forth in Section 5.10(b)(iv).
“Flood Insurance” has the meaning set forth in Section 5.10(b)(iv).
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” shall mean any Subsidiary substantially all of the assets of which are Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) or Equity Interests and debt, in either case, of one or more (x) CFCs and/or (y) other Subsidiaries that are Foreign Subsidiary Holding Companies.
“Funding Notice” means a notice substantially in the form of Exhibit G.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.
“Governmental Authority” means the government of the United States any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities, in each case, that is permitted hereunder (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder).
“Guaranteed Obligations” has the meaning set forth in Section 8.01.
“Guarantors” means, collectively, those Subsidiaries listed on Schedule 5.11 and party hereto and any future Subsidiary of the Borrower that has delivered a joinder agreement pursuant to Section 5.11 hereof.
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to Section 8.01 of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, and all other substances or wastes regulated pursuant to any Environmental Law.
“Hedge Bank” means each counterparty to a Hedging Transaction that is a Lender or an Agent (or an Affiliate of a Lender or an Agent) and each other Person if, at the date of entering into such Hedging Transaction, such Person was a Lender or an Agent (or an Affiliate of a Lender or an Agent); provided that if such Person is not a Lender or an Agent, prior to accepting the benefits of this Agreement, such Person shall confirm its agreement in a writing in form and substance acceptable to the Administrative Agent or the Collateral Agent to (i) the appointment of the Collateral Agent as its agent under the applicable Loan Documents and (ii) be (and agree to be) bound by the provisions of Article 10 and Sections 11.03(c), 11.09, 11.10 and 11.12 as if it were a Lender.
“Hedging Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted) and (b) any currency exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks.
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary having revenues for the most recently ended Test Period that do not exceed 5.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, and that holds Cash and Cash Equivalents not exceeding 5.0% of the aggregate Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (excluding Compass Concierge Cash) on a consolidated basis as calculated for the most recently ended Test Period; provided that (x) the revenues of all such Immaterial Subsidiaries for the most recently ended Test Period shall not exceed 10% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, and (y) the Cash and Cash Equivalents held by all such Immaterial Subsidiaries shall not exceed 10% of the aggregate Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (excluding Compass Concierge Cash) on a consolidated basis as calculated for the most recently ended Test Period, in each case, as determined by the Borrower in reasonable good faith. The Immaterial Subsidiaries as of the Effective Date are set forth on Schedule 1.01(c).
“Increase Pro Rata Share” means, with respect to each Lender and each Issuing Bank, as applicable, (a) with respect to the Aspen Revolving Commitment Increase Amount, the percentage obtained by dividing (i) the Revolving Commitment of such Lender immediately prior to the Aspen Acquisition Effective Date by (ii) the aggregate Revolving Commitments of all Lenders immediately prior the Aspen Acquisition Effective Date and (b) with respect to the Aspen Letter of Credit Increase Amount, the percentage obtained by dividing (i) the Letter of Credit Issuer Sublimit of such Issuing Bank immediately prior the Aspen Acquisition Effective

Date by (ii) the aggregate Letter of Credit Issuer Sublimit of all Issuing Banks immediately prior the Aspen Acquisition Effective Date.
“Increased Amount Date” has the meaning set forth in Section 2.23(a).
“Incremental Term Loan” has the meaning set forth in Section 2.23(a).
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person’s business, (ii) purchase price adjustments, earnouts, holdbacks and other deferred or contingent acquisition consideration to the extent not due and payable as of such date, in each case, unless such obligations or adjustments (x) become a liability on the balance sheet of such Person in accordance with GAAP, (y) remain due and payable more than 10 Business Days after the date such obligations are due and payable pursuant to the terms of such earn-out arrangements and (z) are not being contested in good faith in accordance with the terms applicable thereto, and (iii) deferred or equity compensation arrangements, bonuses, incentive payments and commissions payable to directors, officers, employees, advisors, consultants, agents or other providers of services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided, however, that (i) contingent obligations incurred in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) premiums payable to, and advance commissions or claims payments from, insurance companies, (iv) intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, (v) accrued expenses and royalties, (vi) any non-compete or consulting obligations incurred in connection with an Acquisition or investment permitted by this Agreement, (vii) reimbursement obligations under pre-paid contracts entered into with clients in the ordinary course of business, (viii) operating lease obligations in the ordinary course and (ix) reserves for retention or deductible amount under insurance programs, shall, in each case, not be considered “Indebtedness” for purposes of this definition. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of this definition, (i) the amount of any Indebtedness described in clause (g) above shall be deemed to be an amount equal to the lesser of (A) the principal amount of the obligations guaranteed and outstanding and (B) the maximum amount for which the guaranteeing Person may be liable in respect of such obligations, (ii) the amount of any Indebtedness described in clause (h) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation and (iii) the amount of any Convertible Indebtedness will be the principal amount thereof. For the avoidance of doubt, Build to Suit Obligations and Permitted Warrant Transactions shall not constitute Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.03(b).
“Information” has the meaning set forth in Section 11.12.
“Insurance Business” means one or more aspects of the business of soliciting, administering, selling, issuing or underwriting insurance or reinsurance.
“Insurance Subsidiary” means any Subsidiary that is licensed by any Applicable Insurance Regulatory Authority to conduct, and conducts, an Insurance Business.
“Intellectual Property Rights” has the meaning assigned to that term in the Security Agreement.
“Intercompany Note” means an intercompany note substantially in the form of Exhibit I.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.15(b) and in substantially the form of Exhibit C attached hereto.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.21(d) shall be available for specification in such Funding Notice or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Investment” means (a) any purchase or other acquisition, including pursuant to any merger, consolidation or amalgamation, by the Borrower or any of its Restricted Subsidiaries of any of the Equity Interests of any other Person; or (b) any loan, advance (other than Consolidated Capital Expenditures and payment of commissions, incentive payments, commission advances, and bonuses or grants of Equity Interests in the Borrower pursuant to employment arrangements to employees and agents in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by the Borrower or any of its Restricted Subsidiaries to any other Person (other than an Obligor or any other Restricted Subsidiary). For purposes of covenant compliance, unless otherwise specified, the amount of any Investment shall be the amount actually invested at any one time outstanding, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP 98” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit H.
“Issuing Bank” means each Lender (or affiliate thereof) with a Letter of Credit Issuer Sublimit on Schedule 2.01 hereof, as Issuing Bank hereunder, and any other Lender (or affiliate thereof) that shall agree in writing, at the request of the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), to become an “Issuing Bank”, in each case together with its permitted successors and assigns in such capacity.

Any Issuing Bank may issue Letters of Credit through any of its branch offices or through any of its affiliates or any of the branch offices of its affiliates.
“Joinder Agreement” has the meaning set forth in Section 5.11.
“Joint Venture” means a joint venture, partnership or other similar arrangement whether in corporate, partnership or other legal form; provided in no event shall any Subsidiary of any Person be considered to be a Joint Venture.
“Junior Lien Intercreditor Agreement” means (a) the First Lien/Second Lien Intercreditor Agreement, dated as of August 24, 2023 among inter alios Anywhere Real Estate Group LLC, the first lien priority representative and the second lien priority representative from time to time party thereto, or (b) a junior lien intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Revolving Commitment hereunder.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to a transaction contemplated by Section 2.23, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means (a) a standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement in such form as may be approved from time to time by the applicable Issuing Bank and (b) any Existing Letter of Credit. Letters of Credit shall be issued in Dollars.
“Letter of Credit Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“Letter of Credit Issuer Sublimit” means (a) with respect to each Issuing Bank as of the Effective Date, as set forth on Schedule 2.01, as such amount shall be increased in accordance with Section 2.01(c), and (b) with respect to any other Issuing Bank, an amount as shall be agreed to by the Administrative Agent, such Issuing Bank and the Borrower.
“Letter of Credit Sublimit” means the lesser of (a) as of the Effective Date, $100,000,000, and on and from the Aspen Acquisition Effective Date, the sum of (x) the Letter of Credit Sublimit as in effect immediately prior to the Aspen Acquisition Effective Date plus the Aspen Letter of Credit Increase Amount, and (b) the aggregate unused amount of the Revolving Commitments then in effect.
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate amount of all drawings under Letters of Credit honored by any Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower or with the proceeds of a Loan. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired without being drawn by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP 98 or because a drawing was presented under such Letter of Credit on or prior to the last date permitted for presentation thereunder but has not yet been honored or dishonored, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Conditions Acquisition” means any Acquisition or Investment permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity” means as of any date, the aggregate of (i) the Revolving Commitment minus the aggregate Total Exposure of the Lenders as of such date plus (ii) Unrestricted Cash as of such date.
“Liquidity Covenant” has the meaning set forth in Section 9.03 hereof.
“Loan Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes (if any), any Joinder Agreement, the Collateral Documents, and any documents or certificates executed by the Borrower in favor of an Issuing Bank relating to Letters of Credit.
“Loans” means the loans (including any Base Rate Loan or Term SOFR Loan) made by the Lenders to the Borrower pursuant to this Agreement, including any New Revolving Loans.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Obligors and their respective Subsidiaries, taken as a whole, (b) the ability of the Obligors and their respective Subsidiaries, taken as a whole, to perform their payment obligations hereunder, or (c) the rights of or remedies, taken as a whole, available to the Agents or the Lenders under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents and any intercompany Indebtedness), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower or any Restricted Subsidiary thereof in a principal amount exceeding the greater of (x) $80,000,000 and (y) 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma

Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $375,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” means Intellectual Property Rights owned by the Borrower and its Restricted Subsidiaries that are material to the business and/or the operations of the Borrower and its Restricted Subsidiaries (taken as a whole).
“Material Real Estate Asset” means any fee owned Real Estate Asset located in the United States owned by an Obligor having a fair market value in excess of the greater of (x) $40,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $188,000,000 and 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) as reasonably determined in good faith by the Borrower.
“Maturity Date” means the earliest of (i) November 17, 2030 (and if such date is not a Business Day, then the preceding Business Day), (ii) the date that is ninety-one (91) days prior to the final stated maturity date of the Aspen 7.00% Second Lien Notes, to the extent that, on such 91st day prior to the applicable stated maturity date, the aggregate outstanding principal amount of the Aspen 7.00% Second Lien Notes in excess of $50,000,000 has not been repaid, defeased, extended or refinanced to have a stated maturity date that is after the 91st day after November 17, 2030, (iii) the date that is ninety-one (91) days prior to the final stated maturity date of the Aspen 9.75% Second Lien Notes, to the extent that, on such 91st day prior to the applicable stated maturity date, the aggregate outstanding principal amount of the Aspen 9.75% Second Lien Notes in excess of$50,000,000 has not been repaid, defeased, extended or refinanced to have a stated maturity date that is after the 91st day after November 17, 2030, (iv) the date that is ninety-one (91) days prior to the final stated maturity date of the Aspen 5.25% Unsecured Notes, to the extent that, on such 91st day prior to the applicable stated maturity date, the aggregate outstanding principal amount of the Aspen 5.25% Unsecured Notes in excess of $50,000,000 has not been repaid, defeased, extended or refinanced to have a stated maturity date that is after the 91st day after November 17, 2030, and (v) the date that is ninety-one (91) days prior to the final stated maturity date of the Aspen 5.75% Unsecured Notes, to the extent that, on such 91st day prior to the applicable stated maturity date, the aggregate outstanding principal amount of the Aspen 5.75% Unsecured Notes in excess of $50,000,000 has not been repaid, defeased, extended or refinanced to have a stated maturity date that is after the 91st day after November 17, 2030, except, in the case of clauses (i) through (v) to the extent extended for any Class pursuant to Section 2.25; provided that, for the avoidance of doubt, clauses (ii) through (v) shall only be applicable on and after, and subject to the occurrence of, the Aspen Acquisition Effective Date.
“Moody’s” means Moody’s Investor Services, Inc. or any successor thereto.

“Mortgage” means a mortgage, deed of trust or other similar instrument reasonably satisfactory to the Collateral Agent.
“Mortgaged Property” means any Material Real Estate Asset acquired by the Borrower or any Obligor after the Effective Date or any Real Estate Asset that becomes a Material Real Estate Asset (whether by renovation to, addition to or otherwise).
“Multiemployer Plan” any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute by) any Obligor or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Obligor or any ERISA Affiliate that contributed to or had an obligation to contribute to such plan.
“Net Asset Sale Cash Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or its Restricted Subsidiaries from such Asset Sale, minus (b) any bona fide direct costs, fees and expenses incurred in connection with such Asset Sale, including (i) taxes paid or reasonably estimated to be payable by the seller as a result of or in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty on, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities or indemnities or other contingent obligations relating to the assets sold (provided that, to the extent such cash proceeds are not so used within twenty-four months of such Asset Sale, such cash proceeds shall constitute Net Asset Sale Cash Proceeds), minus (c) the amount of any liabilities retained by the Borrower or its Restricted Subsidiaries that are associated solely with the assets that are the subject of such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Asset Sale Cash Proceeds), minus (d) the Borrower’s good faith estimate of amounts that Borrower or its Restricted Subsidiary intends to reinvest or enter into a binding commitment to reinvest in assets that are used or useful in the business of the Borrower and its Restricted Subsidiaries within twenty four months of such Asset Sale (provided that, to the extent such cash proceeds are not invested or a binding commitment to reinvest such proceeds is not entered into within such twenty four month period, such cash proceeds shall constitute Net Asset Sale Cash Proceeds).
“New Lender” has the meaning set forth in Section 2.23(a).
“New Revolving Loan Commitments” has the meaning set forth in Section 2.23(a).
“New Revolving Loan” has the meaning set forth in Section 2.23(a).
“New Revolving Loan Lender” has the meaning set forth in Section 2.23(a).
“NFIP” has the meaning set forth in Section 5.10(b)(iv).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.02 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by any Obligor or any of its Restricted Subsidiaries primarily for the benefit of employees, or beneficiaries thereof, of any Obligor or any of its Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, but not including any such plan required by law and administered by a Governmental Authority.
“Non-U.S. Plan Event” means with respect to any Non-U.S. Plan: (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority; (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments; (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Non-U.S. Plan or to appoint a trustee or similar official to administer any such Non-U.S. Plan, or alleging the insolvency of any such Non-U.S. Plan; (d) the incurrence of any liability by any Obligor or any of its Restricted Subsidiaries under applicable law on account of the complete or partial termination of such Non-U.S. Plan or the complete or partial withdrawal of any participating employer therein; or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Obligor or any of its Restricted Subsidiaries, or the imposition on any Obligor or any of its Restricted Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Notable” means Notable Finance, LLC, a Delaware limited liability company, and its Affiliates.
“Note” has the meaning set forth in Section 2.05(c).
“Notice” means a Funding Notice, Issuance Notice or Interest Election Request.
“Obligations” means all amounts owing by any Obligor to the Agents, Arrangers, any Issuing Bank, Hedge Bank or any Lender pursuant to the terms of this Agreement or any other Loan Document or any Secured Hedge Agreement or any Secured Cash Management Agreement, in each case whether for principal, interest (including, in each case, all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Obligor or any of its Subsidiaries, whether or not allowed in such case or proceeding), reimbursement of amounts drawn on Letters of Credit, fees, expenses, indemnification or otherwise. Notwithstanding the foregoing, (i) Obligations of any Obligor shall in no event include any Excluded Swap Obligations of such Obligor and (ii) in no event shall the holders of any Obligations under Secured Cash Management Agreements in the aggregate (other than any Agent, Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender) have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors in respect of claims in excess of $25,000,000 in the aggregate (plus (A) any accrued and unpaid interest in respect of Indebtedness incurred by the Borrower or any Restricted Subsidiary under the Secured Cash Management Agreement and (B) any accrued and unpaid fees and expenses owing by the Borrower or any Restricted Subsidiary under the Secured Cash Management Agreement) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents.
“Obligors” means, collectively, the Borrower and the Guarantors.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).
“Participant” has the meaning set forth in Section 11.04(c)(i).
“Participant Register” has the meaning set forth in Section 11.04(c)(iii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained in whole or in part by any Obligor or any ERISA Affiliate or with respect to which any of any Obligor or any ERISA Affiliate has an obligation to contribute.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” means any transaction or series of related transactions resulting in the acquisition by any Obligor or any of its Restricted Subsidiaries that are Wholly-Owned

Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets or a majority of the Equity Interests of, or a business line or unit or a division of, any Person; provided the following are satisfied or waived in accordance with Section 11.02:
(i)immediately prior to, and after giving effect thereto, no Event of Default under Section 9.01(a), (b), (g) or (h) shall have occurred and be continuing or would result therefrom;
(ii)the Borrower shall take, or shall cause to be taken, promptly after the date such Permitted Acquisition is consummated, each of the actions set forth in Section 5.10 or Section 5.11, if and as applicable; and
(iii)any Person or assets or division as acquired in accordance herewith shall be engaged in or related to a business permitted under Section 6.03(c).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivatives transaction) on the Borrower’s common stock purchased by the Borrower or the applicable Obligor in connection with the issuance of any Convertible Indebtedness, as may be amended from time to time; provided that (x) the terms, conditions and covenants of each such transaction such as are customary for transactions of such type (provided that a certificate of the Borrower as to the satisfaction of such requirement delivered at least five (5) Business Days prior to the entry into such transaction, together with a reasonably detailed description of the material terms, conditions and covenant of such transaction or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms, conditions and covenants satisfy the foregoing requirement, shall be conclusive unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (y) the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower or the applicable Obligor from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower or the applicable Obligor from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Cure Securities” means (i) any Equity Interests (including, for the avoidance of doubt, preferred equity) of the Borrower other than Disqualified Equity Interests or (ii) other Equity Interests of the Borrower having terms otherwise reasonably acceptable to the Administrative Agent.
“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes, assessments or governmental charges or levies that are not more than sixty (60) days overdue or are being contested in compliance with Section 5.04;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, vendor’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, professional liability insurance, unemployment insurance and other social security laws or regulations, and other similar legislation, other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(d)(i) pledges and deposits to secure the performance of bids, government contracts, trade contracts, leases, statutory obligations, deductibles, co-payment, co-insurance, premiums, reimbursement obligations to providers of insurance, self-insurance or reinsurance obligations, surety, customs, stay and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this clause (d);
(e)Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper entered into in the ordinary course of business;
(f)judgment liens and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default under clause (j) of Section 9.01;
(g)easements, zoning restrictions, rights-of-way, building code and land use laws, minor defects or irregularities in title, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or are described in a mortgage policy;
(h)Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (including Capital Lease Obligations subject to Section 6.01(c)), license or sublicense or concession agreement, in each case to the extent permitted by this Agreement; and
(i)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any applicable law.
“Permitted Holders” means the existing stockholders of the Borrower on the Effective Date.
“Permitted Securitization Financing” means each of the Aspen ABS Facility (after the Aspen Acquisition Agreement Effective Date), the Compass Concierge Agreement and one or more other transactions (whether a securities offering, financing, purchase agreement, or otherwise) pursuant to which Securitization Assets are sold, conveyed, assigned, contributed, participations granted or otherwise transferred, directly or indirectly, to (x) a Special Purpose Securitization Subsidiary or (y) any other Person, or Liens are granted in Securitization Assets (whether existing or arising in the future); provided that (i) recourse to the Borrower or any Restricted Subsidiary (other than any Special Purpose Securitization Subsidiary) in connection with such transactions shall be limited to Standard Securitization Undertakings, and (ii) the terms of such Permitted Securitization Financing (including financing terms, covenants, termination events (if any) and other provisions) shall be market terms at the time such Permitted Securitization Financing is entered into, as determined by the Borrower in good faith.
“Permitted Tax Distributions” means if the Borrower and/or any of its subsidiaries files a consolidated, combined, group, affiliated, unitary or similar type income tax return with the Borrower or any direct or indirect owner thereof (including if the Borrower and/or any of its subsidiaries is treated as a partnership or disregarded entity for U.S. federal income tax purposes and the Borrower’s (or any of its subsidiary’s) taxable income is included on such an income tax return of the Borrower (or another direct or indirect owner of the Borrower that is treated as a subchapter C corporation)) any distributions (including, for the avoidance of doubt, any restricted payments) made by the Borrower and/or any of its subsidiaries to the Borrower to permit the Borrower to pay income taxes then due and payable (including to permit the Borrower to make distributions to allow any direct or indirect owners of the Borrower to pay income taxes); provided, that for each year the aggregate amount of such distributions shall not be greater than the amount of such taxes that would have been due and payable by the Borrower and/or those subsidiaries of the Borrower that are members of the applicable tax group with the Borrower (or another indirect owner) (as determined by the Borrower in its good faith discretion), had the Borrower and/or such subsidiaries filed a consolidated, combined, group, affiliated, unitary or similar type return for such year with the Borrower as the parent corporation.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower or the applicable Obligor substantially concurrently with any purchase by the Borrower or the applicable Obligor of a related Permitted Bond Hedge Transaction as may be amended from time to time; provided that (x) the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type and (y) the terms of such transaction provide for “net share settlement” (or substantially equivalent terms) as the default “settlement method” (or substantially equivalent terms) thereunder or such transaction would be classified as an equity instrument in accordance with GAAP.
“Person” or “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan or Non-U.S. Plan) maintained by any Obligor or any of its Restricted Subsidiaries or with respect to which any Obligor or any of its Restricted Subsidiaries could reasonably be expected to have any liability.
“Platform” has the meaning assigned to that term in Section 11.01(c).
“Pledged Collateral” has the meaning assigned to that term in the Security Agreement.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical

Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Principal Office” for each of the Administrative Agent and Issuing Bank, means such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent and each Lender.
“Pro Forma Basis” means, with respect to any determination of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or Consolidated Total Assets, (i) that such determination of Consolidated Adjusted EBITDA is made for the relevant Test Period, but that (x) any material acquisitions or other investments or material dispositions, mergers, amalgamations, consolidations or discontinuances of operations during such Test Period or subsequent thereto and on or prior to the date of determination or with the proceeds of or in connection with the incurrence of Indebtedness for which the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio is being determined (each, a “Pro Forma Event”) shall be deemed for this purpose to have occurred on the first day of such Test Period and to have given effect to the designation as a Restricted Subsidiary or an Unrestricted Subsidiary as if such designation had occurred on the first day of each such period, and (y) if since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have undertaken any Pro Forma Event that would have required adjustment pursuant to clause (x) above if taken by a Restricted Subsidiary, then such ratio or amount shall be calculated giving pro forma effect thereto for such Test Period as if such Pro Forma Event had occurred at the beginning of such Test Period and (ii) that such determination of Consolidated Total Debt and Consolidated Total Assets is determined after giving effect to the incurrence of the Indebtedness (and all simultaneous incurrences of Indebtedness) for which such ratio is being tested, and the application of proceeds thereof. For purposes of this definition, “material” shall mean one or a series of related transactions with an aggregate value in excess of $1,000,000. “Pro Forma Event” has the meaning assigned to that term in the definition of “Pro Forma Basis”.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC Credit Support” has the meaning set forth in Section 11.19.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interest” of any person shall mean any Equity Interests of such person that are not Disqualified Equity Interests.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Borrower or any Obligor in any real property.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Refinanced Indebtedness” has the meaning given thereto in the definition of “Refinancing Indebtedness”.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness (and the continuation or renewal of any permitted Liens related thereto) so long as:
(a)such refinancing, renewal, or extension does not result in an increase in the principal amount (or accreted value, if applicable) (other than any accrued or capitalized amounts) of the Indebtedness so refinanced, renewed, or extended (the “Refinanced Indebtedness”), other than by the amount equal to any accrued but unpaid interest, the premiums paid thereon in connection with such refinancing, renewal or extension and fees and expenses incurred in connection therewith and by the amount of existing unfunded commitments thereunder,
(b)such refinancing, renewal, or extension has a final maturity date equal to or later than the Refinanced Indebtedness and, except in the case of revolving credit Indebtedness, does not have a shorter Weighted Average Life to Maturity,
(c)to the extent the terms or conditions of such refinancing, renewal or extension differ from the terms and conditions of the Refinanced Indebtedness, such term and conditions, taken as a whole, are not and would not reasonably be expected to be materially adverse to the interests of the Lenders,
(d)if the Refinanced Indebtedness was subordinated in right of payment to the Obligations, such refinancing, renewal, or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders (as determined in good faith by the Board of Directors) as those that were applicable to the Refinanced Indebtedness, and
(e)no person is an obligor with respect to such refinancing, renewal or replacement that was not an obligor with respect to such Refinanced Indebtedness.
“Register” has the meaning set forth in Section 2.05(b).
“Reimbursement Date” has the meaning set forth in Section 2.03(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Facility” means any bank, bridge or other credit facility incurred in lieu of the Bridge Facility.
“Required Debt Terms” means, with respect to any Indebtedness issued, incurred or otherwise obtained, such Indebtedness shall comply with the following terms: (i) other than any customary bridge facility with a maturity date of no longer than one year (so long as the Indebtedness into which such customary bridge facility is to be converted, or is to be exchanged for or otherwise replaces, complies with such requirement), the maturity date of such Indebtedness will be no earlier than the Latest Maturity Date; (ii) no such Indebtedness shall be guaranteed by any person other than an Obligor; (iii) in the case of any such Indebtedness that is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset other than an asset constituting Collateral, (B) the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Indebtedness and are otherwise reasonably satisfactory to the Administrative Agent) and (C) such Indebtedness shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Borrower; (iv) in the case of any Indebtedness that is subordinated, such Indebtedness shall be subject to a subordination agreement reasonably satisfactory to the Administrative Agent and the Borrower; (v) both immediately before and immediately after the incurrence of such Indebtedness, no Event of Default exists or would result therefrom (provided that, in the case of any Indebtedness the proceeds of which are to be used to consummate a Limited Conditions Acquisition substantially concurrently with the effectiveness of such Indebtedness, to the extent agreed to by the Borrower and the Lenders providing such Indebtedness, the existence of an Event of Default shall be tested on the date the acquisition agreement with respect to such Limited Conditions Acquisition is signed (provided that, on the date such Indebtedness is effective, no Event of Default under Section 9.01(a), (b), (g) or (h) shall exist or result therefrom)); and (vi) to the extent the terms and documentation differ from the terms applicable to Loans and Revolving Commitments hereunder, the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by the Borrower) either, at the option of the Borrower, (A) are reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), (B) are not materially more restrictive to the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant is also added for the benefit of this Agreement and (2) no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than this Agreement if such terms are added to this Agreement) or (C) such terms reflect then current market terms for such type of Indebtedness (as reasonably determined by the Borrower).
“Required Lenders” means, at any time, Lenders having more than 50% of the aggregate amount of the Revolving Commitments or, if the Revolving Commitments shall have been terminated, holding more than 50% of the aggregate outstanding principal amount of the Loans at such time. The Revolving Commitment and Loans of any Defaulting Lender and Disqualified Institution shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the President, Chief Executive Officer, Treasurer, director, General Counsel, principal accounting officer, and Chief Financial Officer of the applicable Obligor, or any person designated by any such Obligor in writing to the Administrative Agent from time to time, acting singly.
“Restricted Payment” means any dividend, repurchase, redemption or other distribution (whether in cash, securities or other property other than Qualified Equity Interests of such Person) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property other than Qualified Equity Interests of such Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of such Person or any option, warrant or other right to acquire any such Equity Interests of such Person.
“Restricted Payment Cap” has the meaning set forth in Section 6.04(h).
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.
“Revenue Covenant” has the meaning set forth in Section 9.03 hereof.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, (b) increased from time to time pursuant to Section 2.23, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 11.04, and as such commitment shall be increased pursuant to Section 2.01(c). The initial amount of each Lender’s Revolving Commitment as of the Effective Date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Revolving

Commitments shall be $250,000,000 as of the Effective Date. Upon the consummation of the Aspen Acquisition on the Aspen Acquisition Effective Date, the then aggregate amount of the Lenders’ Revolving Commitments shall be increased by the Aspen Revolving Commitment Increase Amount.
“Revolving Commitment Period” means the period from the Effective Date to but excluding the Revolving Commitment Termination Date.
“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 9.01.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender, (b) in the case of Issuing Banks, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by the Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.
“S&P” means S&P Global Ratings, or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called “Donetsk People’s Republic”, and the so-called “Luhansk People’s Republic” Regions of Ukraine).
“Sanctioned Entity” means, at any time, (a) a Sanctioned Country or (b) Sanctioned Person.
“Sanctioned Person” means, at any time, (a) any Person that is the subject of any Sanctions administered or enforced by, or listed in, any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, by the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, the government of Canada or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).
“Sanctions” means applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or

the U.S. Department of State or (b) the United Nations Security Council, the European Union, the government of Canada or His Majesty’s Treasury of the United Kingdom.
“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that has been designated by such Cash Management Bank and the Borrower, by notice to the Administrative Agent, as a Secured Cash Management Agreement. The designation of any Cash Management Agreement as a Secured Cash Management Agreement shall not create in favor of the Cash Management Bank that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor.
“Secured Hedge Agreement” shall mean any Swap Agreement permitted under Article 6 that is entered into by and between the Borrower or any Obligor and any Hedge Bank and has been designated by such counterparty and the Borrower, by notice to the Administrative Agent, as a Secured Hedge Agreement. The designation of any Swap Agreement as a Secured Hedge Agreement shall not create in favor of the Hedge Bank that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor.
“Secured Net Leverage Ratio” means, at any date, the ratio of (i) Consolidated Secured Net Debt as of such date to (ii) Consolidated Adjusted EBITDA for the prior four Fiscal Quarter period ending on or most recently prior to such date.
“Secured Parties” means the Agents, the Issuing Banks, any Lender, each Hedge Bank party to a Secured Hedge Agreement, each Cash Management Bank party to a Secured Cash Management Agreement or any Indemnitee (or any of their respective successors or assigns).
“Securitization Assets” means accounts receivables or other receivables (each, whether now existing or arising in the future), rights to receive payments and funds under relocation contracts and related contracts, homes held for resale, receivables relating to mortgage payments, equity payments and mortgage payoffs, other related receivables, beneficial interests in such assets and assets relating thereto including, without limitation, all collateral securing such receivables and mortgage payments, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance, which are of the type customarily (as determined in good faith by the Borrower) used as payment support), proceeds of such receivables and mortgage payments and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with transactions involving accounts receivables, other receivables, mortgage payments and similar assets.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, a Permitted Securitization Financing.

“Securitization Repurchase Obligation” means (a) any obligation of a seller or servicer of Securitization Assets in a Permitted Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, (b) any right of a seller of receivables in a Permitted Securitization Financing to repurchase defaulted receivables, or (c) any purchase of Securitization Assets by a seller or servicer in connection with a redemption of a Permitted Securitization Financing.
“Security Agreement” means the Pledge and Security Agreement to be executed between the Obligors and the Collateral Agent, in substantially the form attached hereto as Exhibit K (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time).
“Security Supplement” has the meaning assigned to the term “Supplement” in the Security Agreement.
“Series” means a series of Loans.
“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a Solvency Certificate of a Financial Officer of the Borrower substantially in the form of Exhibit E.
“Solvent” means, with respect to the Borrower and its Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) the Borrower and its Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Purpose Securitization Subsidiary” means Compass Concierge, Compass Concierge Holdco, any Aspen ABS Facility Party or any other Subsidiary established as a special purpose entity in connection with a Permitted Securitization Financing.
“Specified Acquisition Agreement Representations” means, with respect to any Limited Conditions Acquisition, the representations and warranties contained in the acquisition agreement in respect to such Limited Conditions Acquisition as are material to the interests of the Lenders providing such New Revolving Loan Commitments, but only to the extent that the Borrower or any of its Affiliates has the right (taking into account applicable cure provisions) to terminate its respective obligations under such acquisition agreement (or the right not to consummate such Limited Conditions Acquisition pursuant to such acquisition agreement) (in each case, in accordance with the terms thereof) as a result of a failure of such representation or warranty to be true and correct.
“Specified Representations” means, in respect of any Limited Conditions Acquisition, each representation and warranty set forth in Sections 3.01, 3.02, 3.03(c), 3.09, 3.14, 3.15, 3.16, 3.17 and 3.18.
“Spot Rate” means, for any currency, the rate determined by the Administrative Agent for the purchase of such currency with another currency as published on the applicable Bloomberg screen page at or about 11:00 a.m. (London time) on the date two Business Days prior to the date as of which the foreign exchange computation is made. In the event that such rate does not appear on the applicable Bloomberg screen page, the “Spot Rate” with respect to the purchase of such currency with another currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such “Spot Rate” shall instead be the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the lenders of such currency with another currency through its principal foreign exchange trading office in respect of such currency at approximately 11:00 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.
“Standard Securitization Undertakings” means representations, warranties, covenants, purchase obligations, indemnities and guarantees entered into by the Borrower or any other Subsidiary which the Borrower or such Subsidiary has determined in good faith to be customary in a Permitted Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Special Purpose Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subordinated Indebtedness” means unsecured Indebtedness of any Obligor; provided that (i) such Indebtedness matures no earlier than ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) such Indebtedness does not require any scheduled amortization, mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to the final maturity date thereof (other than pursuant to customary change of control offers) and does not require payments of interest or amounts in respect of the principal thereof (other than payments made through the increase of the principal amount thereof) prior to the date that is ninety-one (91) days after the Latest Maturity Date, (iii) such Indebtedness is not guaranteed by any person other than the Borrower and the Guarantors, (iv) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent and the Borrower, (v) no Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom (provided that, in the case of any Indebtedness the proceeds of which are to be used to consummate a Limited Conditions Acquisition substantially concurrently with the effectiveness of such Indebtedness, to the extent agreed to by the Borrower and the Lenders providing such Indebtedness, the existence of an Event of Default shall be tested on the date the acquisition agreement with respect to such Limited Conditions Acquisition is signed (provided that, on the date such Indebtedness is effective, no Event of Default under Section 9.01(a), (b), (g) or (h) shall exist or result therefrom)) and (vi) to the extent the terms and documentation differ from the terms applicable to Loans and Revolving Commitments hereunder, the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by the Borrower) either, at the option of the Borrower, (A) are reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), (B) are not materially more restrictive to the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant is also added for the benefit of this Agreement and (2) no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than this Agreement if such terms are added to this Agreement) or (C) such terms reflect then current market terms for such type of Indebtedness (as reasonably determined by the Borrower).
“Subsidiary” means any subsidiary of any Obligor, as applicable.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.
“Supported QFC” has the meaning set forth in Section 11.19.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be a Swap Agreement. Notwithstanding the foregoing, any Permitted Bond Hedge Transactions or Permitted Warrant Transactions shall not constitute Swap Agreements.
“Swap Obligation” shall mean, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term

SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the “Alternate Base Rate” definition.
“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the SOFR forward-looking term rate.
A “Test Period” in effect at any time means, subject to the proviso in the definition of Consolidated Adjusted EBITDA, the period of four consecutive Fiscal Quarters ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such Fiscal Quarter have been or were required to be delivered pursuant to Section 5.01.
“Title Insurance Company” has the meaning set forth in Section 5.10(b)(iii).
“Title Policy” has the meaning set forth in Section 5.10(b)(iii).
“Total Exposure” means, for any Lender at any time, the sum of (i) the aggregate principal amount of all outstanding Loans of such Lender plus (ii) such Lender’s Applicable Percentage of the Letter of Credit Usage.
“Total Market Capitalization” means, at any date, an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the thirty (30) consecutive trading days immediately preceding such date.

“Total Net Leverage Ratio” means, at any date, the ratio of (i) Consolidated Total Net Debt as of such date to (ii) Consolidated Adjusted EBITDA for the prior four Fiscal Quarter period ending on or most recently prior to such date.
“Trade Date” has the meaning set forth in Section 11.04(e).
“Transactions” means (a) the execution, delivery and performance by the Obligors of each Loan Document to which it is a party and the borrowing of Loans (if any) and the use of the proceeds thereof on the Effective Date, (b) the Effective Date Refinancing, (c) on the Aspen Acquisition Effective Date, the consummation of the Aspen Acquisition pursuant to the Aspen Acquisition Agreement and the borrowing of Loans (if any) and the use of the proceeds thereof and (d) the payment of related fees and expenses.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(d).
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all Cash and Cash Equivalents held by the Borrower or any of its Restricted Subsidiaries that (a) does not appear (and is not required to appear) as “restricted” on the consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Liens granted to the Collateral Agent to secure the Obligations), (b) is not subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties and (c) is not Compass Concierge Cash.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 5.12. The Subsidiaries of the Borrower that are Unrestricted Subsidiaries as of the Effective Date are set forth on Schedule 5.12.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“U.S.” or “United States” means the United States of America.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the U.S. or by any agent or instrumentality thereof, provided that the full faith and credit of the U.S. is pledged in support thereof.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.19.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” means, any as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly-Owned Subsidiaries, all of the Equity Interests of such Subsidiary other than directors qualifying shares or shares held by nominees.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” means any Obligor and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the

Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 2.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).
Section 2.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 2.04.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), compliance shall be determined based on the consolidated financial statements of the Borrower with respect to the Fiscal Year ended December 31, 2024, and delivered pursuant to Section 3.04(a) hereof.
Section 2.05.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 2.06.Benchmark Replacement. The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.
Section 2.07.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 2.08.Negative Covenants. (a) Notwithstanding anything to the contrary herein, any Indebtedness, Lien, Asset Sale, Restricted Payment, transaction with Affiliates, or Investment that is permitted at the time of incurrence, creation, assumption, or acquisition in reliance upon available capacity under an exception to the covenants in Section 6.01, 6.02, 6.03, 6.04, 6.05 or 6.06 based on Consolidated Total Assets, Consolidated Adjusted EBITDA, First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio at the time such transaction is consummated shall be permitted to be so incurred, created, assumed, acquired and remain outstanding in reliance on such exception hereunder notwithstanding any subsequent change in Consolidated Total Assets, Consolidated Adjusted EBITDA, First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio after such date of consummation.
(b)Notwithstanding anything to the contrary, (i) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to Section 6.01, 6.02, 6.03, 6.04, 6.05 or 6.06 of this Agreement relied on to permit any transaction may be accumulated, added, combined, aggregated or used together by any Obligor and its Restricted Subsidiaries with any other dollar, number, percentage or other amount available under any other applicable carve-out, basket, exclusion or exception to such Section which may be used to permit such transaction, (ii) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision of Section 6.01, 6.02, 6.03, 6.04, 6.05 or 6.06 of this Agreement permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of such Section.
(c)Notwithstanding anything to the contrary, in the event any fixed (subject to “grower” components) exceptions, thresholds or baskets (“fixed baskets”) (including, for the avoidance of doubt, in respect of any Revolving Commitments or other revolving facility) are intended to be utilized together with any incurrence-based exceptions, thresholds or baskets in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of any Indebtedness or other applicable transaction or action to be incurred under any incurrence-based baskets shall be calculated without giving effect to amounts being utilized pursuant to any fixed baskets, but shall otherwise be calculated on a Pro Forma Basis after giving effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed baskets shall be calculated.
(d)For purposes of determining compliance with this Agreement, amounts incurred (or first committed, in the case of revolving credit debt), distributed, paid, invested or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate in effect on the last Business Day of the calendar month immediately preceding the calendar month in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Administrative Agent by reference to customary indices.
(e)For purposes of determining compliance with this Agreement, with respect to any amounts incurred, paid, distributed or invested in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred as a result of any limitation or threshold set forth in Dollars in Article VI or Event of Default under Section 9.01(f) or (j) (and any definitions referred to therein) being exceeded solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated with respect to such incurrence, payment, distribution or investment (so long as, in the case of a contractual obligation, at the time of entering into the contract with respect to such incurrence, payment, distribution or investment, it was permitted hereunder) and, for purposes of such sections of this Agreement (and any definitions referred to therein), once contractually obligated to be incurred, paid, distributed or invested, such amount shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
Section 2.09.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate

(including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2
Loans and Letters of Credit
Section 2.01.Loans. (a)    Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower in Dollars from time to time, in an aggregate amount such that, after giving effect thereto, the Total Exposure of such Lender does not exceed such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Loans, in no event shall the Aggregate Total Exposure exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.01(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Loans and all other amounts owed hereunder with respect to the Loans and the Revolving Commitments shall be paid in full no later than such date.
(b)    Borrowing Mechanics for Loans.
(i)Except pursuant to Section 2.03(d), Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount, and Loans that are Term SOFR Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount; provided that, in each case, Base Rate Loans and Term SOFR Loans may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments.
(ii)Subject to Section 2.24, whenever the Borrower desires that Lenders make Loans, Borrower shall deliver to the Administrative Agent a fully executed and delivered Funding Notice no later than (x) in the case of a Term SOFR Loan, 10:00 a.m. (New York City time) at least three (3) U.S. Government Securities Business Days in advance of the proposed Credit Date and (y) in the case of a Base Rate Loan, not later than 10:00 a.m. (New York City time) on the proposed Credit Date. Except as otherwise provided herein, a Funding Notice for a Loan that is a Term SOFR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith. Notwithstanding the foregoing, the Administrative Agent may agree to shorter time periods with respect to the requirements set forth above.
(iii)Notice of receipt of each Funding Notice in respect of Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender with reasonable promptness.
(iv)Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the Borrower.
(c)    Increase in Revolving Commitments and the Letter of Credit Sublimit.
(i)Each Lender agrees that, upon and subject to the occurrence of the Aspen Acquisition Effective Date, its Revolving Commitment as in effect immediately prior to the Aspen Acquisition Effective Date shall be increased on the Aspen Acquisition Effective Date by an amount that its equal to its Increase Pro Rata Share on such date of the Aspen Revolving Commitment Increase Amount. The initial amount of each Lender’s Increase Pro Rata Share of the Aspen Revolving Commitment Increase Amount as of the Effective Date is set forth on Schedule 2.01.
(ii)Each Lender and each Issuing Bank agrees that, upon and subject to the occurrence of the Aspen Acquisition Effective Date, (x) the Letter of Credit Sublimit as in effect immediately prior to the Aspen Acquisition Effective Date shall be increased on the Aspen Acquisition Effective Date by an amount equal to the Aspen Letter of Credit Increase Amount, and (y) each Issuing Bank’s respective Letter of Credit Issuer Sublimit shall be increased on the Aspen Acquisition Effective Date by an amount that is equal to its Increase Pro Rata Share on such date of the Aspen Letter of Credit Increase Amount. The initial amount of each Issuing Bank’s Increase Pro Rata Share of the Aspen Letter of Credit Increase Amount as of the Effective Date is set forth on Schedule 2.01.
(iii)The Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments of a technical or clarification nature to this Agreement and the other Loan Documents (including the schedules and exhibits thereof) as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to give effect to the provisions of this Section 2.01(c), the increase of Revolving Commitments, the increase of the Letter of Credit Sublimit and the satisfaction of the conditions set forth in Section 4.03 on the Aspen Acquisition Effective Date.
Section 2.02.[Reserved].
Section 2.03.Issuance of Letters of Credit and Purchase of Participations Therein.
(a)Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit (or amend, renew, increase or extend an outstanding Letter of Credit) at the request and for the account of the Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided that (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to such Issuing Bank; (iii) after giving effect to such issuance or increase, in no event shall (x) the Aggregate Total Exposure exceed the Revolving Commitments then in effect or (y) any Lender’s Total Exposure exceed such Lender’s Revolving Commitment; (iv) after giving effect to such issuance or increase, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect, (v) after giving effect to such issuance or increase, unless otherwise agreed to by the applicable Issuing Bank in writing, in no event shall the Letter of Credit Usage with respect to the Letters of Credit issued by such Issuing Bank exceed the Letter of Credit Issuer Sublimit of such Issuing Bank then in effect (it being understood that MSSF agrees to exceed its Letter of Credit Issuer Sublimit solely for the purposes of issuing any Backstopped Letter of Credit on the Effective Date) and (vi) in no event shall any Letter of Credit have an expiration date later than the earlier of (A) the fifth Business Day prior to the Maturity Date and (B) the date which is twelve months from the original date of issuance of such Letter of Credit. Subject to the foregoing, an Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless such Issuing Bank elects not to extend for any such additional period and provides notice to that effect to the Borrower; provided that such Issuing Bank is not required to extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided, further, that if any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit unless the applicable Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Applicable Percentage of the Letter of Credit Usage (in an amount equal to the Agreed L/C Cash Collateral Amount with respect thereto) at such time on terms reasonably satisfactory to the applicable Issuing Bank. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP 98 shall be stated therein to apply to each Letter of Credit. Notwithstanding anything to the contrary set forth herein, an Issuing Bank shall not be required to issue a Letter of Credit if the issuance of such Letter of Credit would violate any laws binding upon such Issuing Bank and/or the issuance of such Letters of Credit would violate any policies of the Issuing Bank applicable to Letters of Credit generally. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the maximum amount that is, or at any time may become, available for drawing under such Letter of Credit. On the Effective Date, each Existing Letter of Credit under the Existing Credit Agreement shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Effective Date. On the Aspen Acquisition Effective Date, each Existing Letter of Credit under the Aspen Credit Agreement shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Aspen Acquisition Effective Date, provided that the other requirements set forth in this Section 2.03(a) shall be satisfied on such date.
(b)Notice of Issuance. Subject to Section 2.24, whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to each of the Administrative Agent and an Issuing Bank an Issuance Notice and Application no later than 12:00 noon (New York City time) at least three (3) Business Days in advance of the proposed date of issuance or such shorter period as may be agreed to by such Issuing Bank in any particular instance. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by such Issuing Bank to enable such Issuing Bank to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including the USA Patriot Act or as otherwise customarily requested by such Issuing Bank. Upon satisfaction or waiver of the conditions set forth in Section 4.02, such Issuing Bank shall issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the pertinent details of such issuance and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.03(e).
(c)Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, an Issuing Bank shall be responsible only to accept the documents delivered under such Letter of Credit that appear on their face to be in accordance with the terms and conditions of such Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary. As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by each Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Banks shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Banks’ rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.03(c), the Borrower shall retain any and all rights it may have against any Issuing Bank for any liability solely resulting from the gross negligence, bad faith or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d)Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall promptly notify the Borrower and the Administrative Agent, and the Borrower shall reimburse such Issuing Bank not later than 12:00 p.m., New York City time, on (i) the Business Day the Borrower receives notice of such disbursement, if such notice is received prior to 9:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 9:00 a.m., New York City time (each such Business Day referenced in clause (i) and (ii), the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing. If the Borrower fails to timely reimburse an Issuing Bank on the Reimbursement Date, the Administrative Agent shall promptly notify each Lender of the Reimbursement Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Funding Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(d) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 1:00 p.m. (New York City time) on the date such drawing is honored that the Borrower intends to reimburse the applicable Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting the Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; and provided, further, if for any reason proceeds of Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the

Borrower shall reimburse the applicable Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this Section 2.03(d) shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Loans under this Section 2.03(d).
(e)Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.03(d), such Issuing Bank shall promptly notify the Administrative Agent (who, in turn, will promptly notify each Lender) of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share. Each Lender shall make available to the Administrative Agent, for the account of such Issuing Bank, an amount equal to its respective participation, in Dollars and in same day funds, no later than 12:00 noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which the Principal Office of the Administrative Agent is located) after the date notified by such Issuing Bank. In the event that any Lender fails to make available to the Administrative Agent on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.03(e), an Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the applicable Issuing Bank for the correction of errors among banks and thereafter at the Alternate Base Rate. Nothing in this Section 2.03(e) shall be deemed to prejudice the right of any Lender to recover from an Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section 2.03 in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence, bad faith or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of such Issuing Bank. In the event an Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.03(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to the Administrative Agent (who, in turn, will distribute to each Lender which has paid all amounts payable by it under this Section 2.03(e) with respect to such honored drawing such Lender’s Pro Rata Share thereof) all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on its Administrative Questionnaire or at such other address as such Lender may request. On each of the Effective Date and the Aspen Acquisition Effective Date and without any further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such Issuing Bank, a participation in each applicable Existing Letter of Credit in accordance with the foregoing provisions of this Section 2.03(e).

(f)Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Loans made by the Lenders pursuant to Section 2.03(d) and the obligations of the Lenders under Section 2.03(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set off, defense or other right which the Borrower or any Lender may have at any time against an actual or purported beneficiary or any actual or purported transferee of any Letter of Credit (or any Persons for whom any such actual or purported transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower or any of its Subsidiaries, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the actual or purported beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) the occurrence or continuance of an Event of Default or a Default or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Notwithstanding anything to the contrary contained in this Section 2.03(f), the Borrower shall retain any and all rights it may have against any Issuing Bank for any liability solely resulting from the gross negligence, bad faith or willful misconduct of such Issuing Bank, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(g)Indemnification. Without duplication of any obligation of the Borrower under Section 11.03, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages and losses, and all reasonable and documented costs, charges and out-of-pocket expenses (including reasonable and documented fees, out-of-pocket expenses and disbursements of outside counsel (limited to one outside counsel per applicable jurisdiction and, in the case of a conflict of interest where the person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected person)), which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit by an Issuing Bank, (B) the wrongful dishonor by an Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (C) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act, in each case, other than as a result of the gross negligence, bad faith or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(h)Resignation and Removal of Issuing Bank. An Issuing Bank may resign as an Issuing Bank upon sixty (60) days prior written notice to the Administrative Agent, the Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
(i)Cash Collateral. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Agreed L/C Cash Collateral Amount plus any accrued and unpaid interest thereon on or before the Business Day following the day of such demand (or if such demand is given to the Borrower prior to 4:00 p.m. on a Business Day, on such Business Day); provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 9.01(g), (h) or (i) or, if the maturity of the Loans has been accelerated. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (with the prior written consent of the Borrower required for any investment in anything other than Cash Equivalents) and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse an Issuing Bank for any disbursements under Letters of Credit made by it and for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Issuing Banks with Letter of Credit Usage representing greater than 50% of the total Letter of Credit Usage), be applied to satisfy the other Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within seven (7) Business Days after all Events of Default have been cured or waived, so long as no other Event of Default occurs prior to the return of such Cash Collateral to the Borrower. Notwithstanding anything to the contrary herein, if as of the expiration date of any Letter of Credit any obligation thereunder remains outstanding, the Borrower shall, at the request of the applicable Issuing Bank, deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Agreed L/C Cash Collateral Amount plus any accrued and unpaid interest thereon on or before the Business Day following the day of such request (or if such request is given to the Borrower prior to 4:00 p.m. on a Business Day, on such Business Day).
(j)Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall apply.
Section 2.04.Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the Credit Date, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, and the Administrative Agent has already made such corresponding amount available to the Borrower, the Administrative Agent shall promptly notify the Borrower, and the

Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Type of Loans. Nothing in this Section 2.04(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.05.Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any applicable Loans; provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of, and principal amount of and interest on the Loans owing to, and drawings under Letters of Credit owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice; provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its Affiliates) shall be limited to the entries with respect to such Lender including the Revolving Commitment of, or principal amount of and stated interested on the Loans owing to such Lender. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 11.04, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.05, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute “Indemnitees” entitled to the benefits of Section 11.03.
(c)Notes. If so reasonably requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.04) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a note or notes in substantially the form of Exhibit D to evidence such Lender’s Loan (each, a “Note”).
Section 2.06.Interest on Loans.
(a)Except as otherwise set forth herein, each Type of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate Loan, at the Alternate Base Rate plus the Applicable Rate for Base Rate Loans; and
(ii)if a Term SOFR Loan, at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate for Term SOFR Loans.
(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Interest Election Request, as the case may be.
(c)In connection with Term SOFR Loans there shall be no more than seven Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the applicable Funding Notice or Interest Election Request, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as), or (if not then outstanding) will be made as, a Base Rate Loan. In the event the Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Interest Election Request, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing) to the Borrower and each Lender.
(d)Interest payable pursuant to Section 2.06(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365 day or 366 day year, as the case may be, and (ii) in the case of Term SOFR Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans.
(f)The Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect Base Rate Loans.
(g)Interest payable pursuant to Section 2.06(f) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.06(f), such Issuing Bank shall distribute to the Administrative Agent, for the account of each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by the Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to the Administrative Agent, for the account of each Lender which has paid all amounts payable by it under Section 2.03(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
Section 2.07.[Reserved].
Section 2.08.Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 9.01(a), (b), (g) or (h) hereunder, to the then-outstanding overdue principal amount of the Loans and, to the extent permitted by law and at the option of the Administrative Agent or the Required Lenders, any overdue interest payments or draws thereunder or any other fees overdue hereunder and such fees shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such interest and fees, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Term SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Term SOFR Loans shall be automatically converted into Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
Section 2.09.Fees.
(a)The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders (other than Defaulting Lenders):
(i)unused commitment fees equal to (A) the actual daily difference between (1) the Revolving Commitments and (2) the aggregate principal amount of (x) all outstanding Loans plus (y) the Letter of Credit Usage, multiplied by (B) the Applicable Rate for commitment fees; and
(ii)a Letter of Credit participation fee equal to the Applicable Rate for Term SOFR Loans, multiplied by the aggregate undrawn amount of the Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).
All fees referred to in this Section 2.09(a) shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.
(b)The Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, the following fees:
(i)a fronting fee with respect to each Letter of Credit issued by such Issuing Bank equal to 0.125%, per annum, computed on the daily amount available to be drawn under such Letter of Credit; and
(ii)such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the applicable Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)All fees referred to in Section 2.09(a)(i) shall be calculated on the basis of a 360 day year and the actual number of days elapsed (including the first day but excluding the last day). All fees referred to in Section 2.09(a)(ii) and Section 2.09(b)(i) shall be calculated on the basis of a 360 day year and the actual number of days elapsed (including the first day and also the last day). All such fees referred to in Section 2.09(a) and Section 2.09(b)(i) shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Effective Date, and on the Revolving Commitment Termination Date.
(d)In addition to any of the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.
Section 2.10.Prepayment of Loans. Except as otherwise provided herein, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the requirements of Section 2.11), subject to prior notice as provided for herein.
Section 2.11.Voluntary Prepayments/Commitment Reductions.
(a)Voluntary Prepayments.
(i)Any time and from time to time:
(1)with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount (or if less, the remaining outstanding principal amount of such Loans); and
(2)with respect to Term SOFR Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount (or if less, the remaining outstanding principal amount of such Loans).
(ii)All such prepayments shall be made:
(1)upon written notice on the date of such prepayment in the case of Base Rate Loans; and
(2)upon not less than three (3) Business Days’ prior written notice or such shorter period of time as agreed to by the Administrative Agent in the case of Term SOFR Loans.
in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required (and the Administrative Agent will promptly transmit such original notice by telefacsimile or other electronic image scan transmission (e.g., pdf via email) to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, if a notice of prepayment is given in connection with a conditional notice of termination, such notice may be revoked by written notice to the Administrative Agent on or prior to the date of prepayment. Any such voluntary prepayment shall be applied as specified in Section 2.13(a).
(b)Voluntary Commitment Reductions.
(i)The Borrower may, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which original written notice the Administrative Agent will promptly transmit by telefacsimile or other electronic image scan transmission (e.g., pdf via email) to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Aggregate Total Exposure at the time of such proposed termination or reduction; provided, any partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
(ii)The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and if the Revolving Commitments are not being terminated, the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof; provided, however, if a notice of commitment termination or reduction is given in connection with a conditional transaction or financing, such notice may be revoked by written notice to the Administrative Agent given on or prior to the date of such termination or reduction.
(iii)If, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess (including a corresponding reduction to each Issuing Bank’s Letter of Credit Issuer Sublimit (ratably) unless otherwise agreed by the Borrower and each applicable Issuing Bank).
Section 2.12.Mandatory Prepayments.
(c)If at any time, the Letter of Credit Usage exceeds the Letter of Credit Sublimit then in effect, the Borrower shall forthwith Cash Collateralize the outstanding amount of Letter of Credit Usage at the Agreed L/C Cash Collateral Amount, to the extent necessary so that such excess amounts are fully Cash Collateralized in compliance with the Agreed L/C Cash Collateral Amount.
(d)If at any time, the Aggregate Total Exposure exceeds the aggregate Revolving Commitments then in effect, the Borrower shall forthwith prepay first, Loans, and second, Cash Collateralize the outstanding amount of Letter of Credit Usage at the Agreed L/C Cash Collateral Amount, to the extent necessary so that the Aggregate Total Exposure shall not exceed the

Revolving Commitments then in effect (or, in the case of Letter of Credit Usage, such amounts are fully Cash Collateralized in compliance with the Agreed L/C Cash Collateral Amount).
(e)If, after giving effect to any termination of or reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess (including a corresponding reduction to each Issuing Bank’s Letter of Credit Issuer Sublimit (ratably) unless otherwise agreed by the Borrower and each applicable Issuing Bank).
Section 2.13.Application of Prepayments/Reductions.
(a)Any prepayment of any Loan pursuant to Section 2.11 shall be applied as specified by the Borrower in the applicable notice of prepayment; provided, in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows: first, to repay outstanding Base Rate Loans to the full extent thereof; and second, to repay outstanding Term SOFR Loans to the full extent thereof, as the Administrative Agent may determine.
(b)Considering each Type of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Term SOFR Loans.
Section 2.14.General Provisions Regarding Payments.
(a)All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 11:00 a.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date may, in the sole discretion of the Administrative Agent, be deemed to have been paid by the Borrower on the next succeeding Business Day.
(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest and any other related amounts owed on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Interest Election Request is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.
(f)[Reserved].
(g)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to Base Rate Loans.
(h)If all or any part of any distribution by or on behalf of the Administrative Agent to any Lender or other recipient of distributions hereunder is determined by the Administrative Agent to have been made in error, whether known to the recipient or not, or if such Lender or other recipient is not otherwise entitled to receive such distribution under the provisions of this Agreement at such time and in such amount from the Administrative Agent as determined by the Administrative Agent (any such distribution, an “Erroneous Distribution”), then the relevant Lender or other recipient shall forthwith on demand repay to the Administrative Agent an amount equal to such Erroneous Distribution made to such Lender or other recipient in same day funds, together with interest thereon in respect of each day from and including the date such amount was made available by or on behalf of the Administrative Agent to such Lender or other recipient to the date such amount is repaid to the Administrative Agent in same day funds at the Federal Funds Effective Rate from time to time in effect. Each Lender that fails to return such amounts to the Administrative Agent within two (2) Business Days after receipt of such notice shall be a Defaulting Lender for all purposes under this Agreement. Each Lender and other recipient of distributions hereunder hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or other recipient of distributions under this Agreement or any other Loan Document against any amount due to the Administrative Agent. Any determination by the Administrative Agent that all or a portion of any distribution was an Erroneous Distribution shall be conclusive absent manifest error. Each Lender and other recipient of distributions hereunder irrevocably waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution. Notwithstanding anything to the contrary herein or in any other Loan Document, this Section 2.14(h) in respect of any Erroneous Distribution will not increase or otherwise alter the Obligors’ obligations or liabilities under the Loan Documents. The Obligors shall have no obligation or liability pursuant to this Section 2.14(h).
Section 2.15.Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the Funding Notice and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Funding Notice. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.15. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section 2.15(b), the Borrower shall notify the Administrative Agent of such election by email or telephone by the time that a Funding Notice would be required under Section 2.01(b) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic image scan transmission (e.g., pdf via email) of an Interest Election Request to the Administrative Agent.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.01(b):
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and
(iv)if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
(f)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue to any Borrowing of Loans if the Interest Period requested with respect thereto would end after the Revolving Commitment Termination Date.
Section 2.16.Making or Maintaining Term SOFR Loans.
(a)Inability to Determine Applicable Interest Rate. Subjection to Section 2.21, in the event that, on any Interest Rate Determination Date with respect to any Term SOFR Loans, (i) the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto, absent manifest error) that adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Term SOFR, or (ii) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that (A) Dollar deposits are not being offered to banks for the applicable amount and Interest Period of such Term SOFR Loan, or (B) Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent shall promptly give notice (by telefacsimile, other electronic image scan transmission (e.g., pdf via email) or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (x) no Loans may be made as, or converted to, Term SOFR Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (y) any Funding Notice or Interest Election Request given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower or, at the Borrower’s request, made as a Base Rate Loan.
(b)Illegality or Impracticability of Term SOFR Loans. Subject to Section 2.21, in the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Term SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile, other electronic image scan transmission (e.g., pdf via email) or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (w) the obligation of such Lender to make Loans as, or to convert Loans to, Term SOFR Loans shall be suspended until such notice shall be withdrawn by such Lender, (x) to the extent such determination by such Lender relates to a Term SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or an Interest Election Request, such Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (y) such Lender’s obligations to maintain their respective outstanding Term SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (z) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or an Interest Election Request, the Borrower shall have the option to rescind such Funding Notice or Interest Election Request as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above or at any time thereafter prior to the date of the applicable Borrowing, continuation or conversion, as applicable (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).
(c)[Reserved].
(d)Booking of Term SOFR Loans. Any Lender may make, carry or transfer Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
Section 2.17.Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Term SOFR Loan (or, in the case of a Change in Law with respect to Taxes, any Loan) or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments hereunder or the Loans made by, or participations in Letters of Credit held by, such Lender to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s bona fide policies and the bona fide policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity requirements), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.17 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefore; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive (or has retroactive effect), then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.18.Taxes.
(a)For purposes of this Section 2.18, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Without duplication of Section 2.18(b), the Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Without duplication of Sections 2.18(b) and 2.18(c), the Obligors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.18, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)(i) Any recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(1), (ii)(2), (ii)(4) and (iii) below) shall not be required if in the recipient’s reasonable judgment such completion, execution or submission would subject such recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such recipient.
(i)Without limiting the generality of the foregoing,
(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L- 1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, if applicable); or
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)if a payment made to a recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)On or before the date the Administrative Agent (or any successor thereto) becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies (or in such number of copies as shall be requested by the Borrower) of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) if the Administrative Agent is a U.S. Person, IRS Form W-9 or any successor thereto, or (ii) (A) if the Administrative Agent is not a U.S. Person, IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section), it shall pay to the applicable indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18(h) with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments, or the requirement to Cash Collateralize Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.19.Pro Rata Treatment; Sharing of Set-offs.
(a)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of Obligations consisting of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of Obligations consisting of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.23(c) or this paragraph (c) or paragraph (b) of this Section 2.19, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.20.Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.16 or Section 2.17, or if any Obligor is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16, Section 2.17 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If (i) any Lender requests compensation under Section 2.17, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), (iii) any Lender is an Affected Lender (and Lenders constituting Required Lenders are not Affected Lenders) or (iv) any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation pursuant to Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments, (iv) in the case of any assignment resulting from a Lender becoming an Affected Lender, the applicable assignee shall not be an Affected Lender, (v) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.21.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
Section 2.22.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:
(a)(i) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of a Defaulting Lender, and (ii) no Defaulting Lender shall be entitled to receive any Revolving Commitment fees pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);
(b)the Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby;

(c)if any Letter of Credit Usage exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the Letter of Credit Usage of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Letter of Credit Usage does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments, and (y) the sum of any Non-Defaulting Lender’s Revolving Exposure plus its Pro Rata Share of such Defaulting Lender’s Letter of Credit Usage does not exceed such Non-Defaulting Lender’s Revolving Commitment; provided that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by Administrative Agent, Cash Collateralize for the benefit of each applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(i) for so long as such Letter of Credit Usage is outstanding;
(iii)if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to clause (i) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(a)(ii) with respect to such Defaulting Lender’s Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is Cash Collateralized;
(iv)if all or any portion of such Defaulting Lender’s Letter of Credit Usage is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.09(a)(i) and Section 2.09(a)(ii) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.09(a)(ii) with respect to such Defaulting Lender’s Letter of Credit Usage that is not so reallocated or Cash Collateralized shall be payable to the applicable Issuing Bank until and to the extent that such Letter of Credit Usage is reallocated and/or Cash Collateralized; and
(d)so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Usage will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.22(c)(ii), and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a holding company of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the applicable Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and each of the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Usage of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.23.Incremental Facilities.
(a)The Borrower may by written notice to the Administrative Agent elect to request prior to the Revolving Commitment Termination Date, increases to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitments”) and/or enter into one or more tranches of term loans (each, an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 (or, in each case, such lesser amount which shall be approved by the Administrative Agent), so long as, after giving effect thereto the aggregate amount of all such New Revolving Loan Commitments and Incremental Term Loans do not exceed (1) the greater of $296,000,000 and 18.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $750,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) plus (2) an unlimited amount, so long as after giving effect to such New Revolving Loan Commitments or Incremental Term Loans and the application of the proceeds thereof on a Pro Forma Basis (without netting the cash proceeds of any such Incremental Term Loans incurred on such date and, in the case of any New Revolving Loan Commitments, assuming full utilization of such New Revolving Loan Commitments (whether or not fully drawn)), the First Lien Net Leverage Ratio does not exceed 2.00:1.00 as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or the Incremental Term Loan shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative

Agent (or such shorter period as the Administrative Agent may agree) and (ii) the identity of each Lender or other Person that is an eligible assignee under Section 11.04(b) (which, if not a Lender, an Approved Fund or an Affiliate of a Lender), shall be reasonably satisfactory to the Administrative Agent (in each case, not to be unreasonably withheld or delayed) (each, a “New Lender” and any such New Lender providing a New Revolving Loan Commitment, a “New Revolving Loan Lender”) to whom the Borrower proposes any portion of such New Revolving Loan Commitments or Incremental Term Loans be allocated and the amounts of such allocations; provided that any Person approached to provide all or a portion of any New Revolving Loan Commitments or Incremental Term Loans may elect or decline to participate in its sole discretion. Such New Revolving Loan Commitments or Incremental Term Loans shall become effective, as of such Increased Amount Date; provided that (1) both before and after giving effect to such New Revolving Loan Commitments or Incremental Term Loans, as applicable, each of the conditions set forth in Section 4.02 (with the exception of Section 4.02(a)) shall be satisfied, including, for the avoidance of doubt, the making of the representations and warranties contained in Section 3.04(b) hereof (provided that, in the case of any New Revolving Loan Commitments or Incremental Term Loan the proceeds of which are to be used primarily to consummate a Limited Conditions Acquisition substantially concurrently with the effectiveness of such New Revolving Loan Commitments or Incremental Term Loan, to the extent agreed to by the Borrower and the Lenders providing such New Revolving Loan Commitments or Incremental Term Loan, (x) the only representations and warranties the accuracy of which shall be a condition to the effectiveness of such New Revolving Loan Commitments or Incremental Term Loan shall be the Specified Representations and the Specified Acquisition Agreement Representations, and (y) the condition set forth in Section 4.02(c) shall be tested on the date the acquisition agreement with respect to such Limited Conditions Acquisition is signed (provided that, on the date such New Revolving Loan Commitments or Incremental Term Loan are effective, no Event of Default under Section 9.01(a), (b), (g) or (h) shall exist or result therefrom)); (2) any New Revolving Loan Commitments and New Revolving Loans made pursuant hereto shall be on the same terms as the existing Revolving Commitments and Loans made pursuant thereto (including, for the avoidance of doubt, with respect to maturity date and pricing), as set forth in and pursuant to the Loan Documents, with such additional amendments thereto as may be necessary or appropriate in the judgment of the Administrative Agent to effect such New Revolving Loan Commitments, and (3) as a condition to the effectiveness of such New Revolving Loan Commitments or Incremental Term Loan, the Borrower shall deliver or cause to be delivered any customary legal opinions or other certificates reasonably requested by the Administrative Agent in connection with any such transaction. Each joinder agreement with a New Lender not previously a Lender shall be subject to the consent (not to be unreasonably withheld or delayed) of the Issuing Banks.
(b)The Incremental Term Loans shall be secured on a pari passu basis with the Obligations, shall have a maturity date no earlier than the date that is ninety-one (91) days after the Latest Maturity Date, shall not be guaranteed by any person other than an Obligor and shall not be secured by any Lien on any asset other than an asset constituting Collateral. To the extent the terms of the Incremental Term Loans differ from the terms applicable to Loans and Revolving Commitments hereunder, the terms and conditions of such Incremental Term Loans (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by the Borrower) either, at the option of the Borrower, (A) shall be reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) or (B) shall not be materially more restrictive to the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that (1) to the extent that any financial maintenance covenant is added pursuant to the terms governing any Incremental Term Loan, the terms and conditions of such Incremental Term Loan will be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant is also added for the benefit of this Agreement and (2) no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than this Agreement if such terms are added to this Agreement).
(c)On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders with Revolving Exposure shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (ii) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Loan, (iii) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto, and (iv) each existing Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each New Revolving Loan Lender, and each New Revolving Loan Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each deemed Assignment and Assumption of participations, all of the Lenders’ (including each New Revolving Loan Lender) participations hereunder in Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.23). Notwithstanding anything to the contrary herein, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this paragraph (b).
(d)The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Revolving Loan Commitments and the New Revolving Loan Lenders and (ii) each Lender’s Loans and participation interests in Letters of Credit after giving effect to the assignments contemplated by this Section 2.23.
Section 2.24.Notices. Any Notice shall be executed by a Responsible Officer in a writing delivered to the Administrative Agent in accordance with Section 11.01. In lieu of delivering a Notice, the Borrower may give the Administrative Agent telephonic or email notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such telephonic notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the close of business on the date that such telephonic notice is given. In the event of a discrepancy between a telephone notice and the written Notice, the written Notice shall govern. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any notice (telephonic or written) referred to above that the Administrative Agent believes in good faith to have been given by a Responsible Officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.
Section 2.25.Extensions of Loans.
(a)Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Loans and/or Revolving Commitments of any Class to extend the maturity date and to provide for other terms consistent with this Section 2.25 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.25, in each case on a pro rata basis (based on the relative amounts of the Revolving Commitments of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable Class), no later than five (5) Business Days prior to the maturity of the applicable Class to be extended of the requested new maturity date for the extended Loans and/or Revolving Commitments of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.25.
(b)After giving effect to any Extension, the Loans and/or Revolving Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided, that, in the case of any Extension Amendment, (i) all borrowings and all prepayments of Loans shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred, (iii) no termination of Extended Revolving Commitments and no repayment of Extended Revolving Loans accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full) and (iv) with respect to Letters of Credit, the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of Issuing Banks. If the Total Exposure exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any Class of Revolving Commitments while an extended Class of Revolving Commitments remains outstanding, Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.
(c)The consummation and effectiveness of each Extension shall be subject to the following:
(i)[reserved];
(ii)the terms and conditions of the Loans and/or Revolving Commitments extended pursuant to any Extension (as applicable, “Extended Revolving Loans” or “Extended Revolving Commitments”) shall be substantially similar to, or (taken as a whole) no more favorable to the Lenders providing such Extended Revolving Loans and/or Extended Revolving Commitments than those applicable to the Class of Loans or Revolving Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Revolving Loans” or “Existing Revolving Commitments”); except (A) the final maturity date of any Extended Revolving Loans and/or Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be later than the Maturity Date of the Class of Existing Revolving Loans and/or Existing Revolving Commitments subject to the related Extension Amendment; (B) the all-in pricing (including margins, fees and premiums) with respect to the Extended Revolving Loans and/or Extended Revolving Commitments, may be higher or lower than the all-in pricing (including margins, fees and premiums) for the Existing Revolving Loans and/or Existing Revolving Commitments; (C) the revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Revolving Loans shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been repaid in full and the commitments terminated; and (E) the other terms and conditions applicable to Extended Revolving Loans and/or Extended Revolving Commitments may be on terms different than those with respect to the Existing Revolving Loans and/or Existing Revolving Commitments, as applicable, provided such terms either, at the option of the Borrower, (1) are reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) or

(2) are not materially more restrictive to the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that (x) to the extent that any financial maintenance covenant is added for the benefit of any such Extended Revolving Loans and/or Extended Revolving Commitments, the terms and conditions of such Extended Revolving Loans and/or Extended Revolving Commitments will be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant is also added for the benefit of this Agreement and (y) no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than this Agreement if such terms are added to this Agreement); provided further, that a certificate delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Extended Revolving Loans and/or Extended Revolving Commitments, together with a reasonably detailed description of the material terms and conditions of such Extended Revolving Loans and/or Extended Revolving Commitments or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to give effect to the provisions of this Section 2.25, including any amendments necessary to treat the applicable Loans and/or Revolving Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided however, no Extension Amendment may provide for any Class of Extended Revolving Loans or Extended Revolving Commitments to be secured by any Collateral or other assets of any Obligor that does not also secure the Existing Revolving Loans or Existing Revolving Commitments and no Extended Revolving Loans and/or Extended Revolving Commitments shall be guaranteed by any person other than a Guarantor;
(iii)a minimum amount in respect of such Extension (to be determined in Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $10,000,000, unless another amount is agreed to by the Administrative Agent) shall be satisfied; and
(iv)no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Credit Event being deemed to be references to the Extension on the applicable date of such Extension), and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Responsible Officer of Borrower.

(d)For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.19 and Section 11.02 will not apply to Extensions of Loans and/or Revolving Commitments, as applicable, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Extended Revolving Loans and/or Extended Revolving Commitments, as applicable, that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.
(e)The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes of Loans and/or Revolving Commitments, as applicable, created pursuant to an Extension, in each case on terms consistent with this Section 2.25. Without limiting the foregoing, as a condition to the effectiveness of such Extension, the Borrower shall deliver or cause to be delivered any customary legal opinions or other certificates reasonably requested by the Administrative Agent in connection with any such transaction.
ARTICLE 3
Representations and Warranties
The Borrower and each other Obligor represents and warrants to the Lenders and the Issuing Banks that:
Section 3.01.Organization; Powers. Each of the Obligors and its respective Restricted Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than clause (a)), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02.Authorization; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each of the Borrower and the Guarantors has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitute its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case, as of the Effective Date, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) except as would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of any Obligor or any of its Restricted Subsidiaries, (d) except as would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries (other than the Liens granted to the Collateral Agent for the benefit of the Secured Parties and, after the Effective Date, the Liens permitted under Section 6.02).
Section 3.04.Financial Condition; No Material Adverse Change.
(a)The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year ended December 31, 2024. As of the Effective Date, except as set forth in Schedule 3.04(a), such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)Since December 31, 2024, no event, development or circumstance exists or has occurred that has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.05.Properties.
(a)Each of the Obligors and its Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in or rights to use, all its real and tangible personal property material to its business, other than Liens permitted by Section 6.02 and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such properties and assets are free and clear of Liens (other than Liens permitted by Section 6.02).
(b)Each of the Obligors and its Restricted Subsidiaries owns or is licensed to use or otherwise has the rights to use, all of the following: trademarks, trade names, service marks, copyrights, patents, designs, rights in software, internet domain names, trade secrets, know-how and other intellectual property rights, including any registrations and applications for registration of, and all goodwill associated with, the foregoing (“Intellectual Property Rights”), reasonably necessary for the conduct of their respective businesses as currently conducted, except to the extent such failure to own or be licensed or otherwise have the rights to use any such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (i) to the knowledge of the Obligors, the use of such Intellectual Property Rights as described in the first sentence of this clause (b) by the Obligors and their respective Restricted Subsidiaries and the operation of the respective businesses of the Obligors and their respective Restricted Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate the Intellectual Property Rights of any other Person and (ii) no such claims or litigations are pending or, to the knowledge of the Obligors, threatened in writing.
(c)As of the Effective Date, Schedule 5.10 contains a true, accurate and complete list of all Material Real Estate Assets.
(d)Each of the Obligors and its Restricted Subsidiaries maintains insurance with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, in each case, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.06.Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Obligors, affecting any Obligor or any of its Restricted Subsidiaries or threatened in writing against any Obligor or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.
(b)Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Obligors or their respective Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has received written notice of any claim from any Governmental Authority with respect to any Environmental Liability.
Section 3.07.No Defaults. None of the Obligors or their respective Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except in each case or in the aggregate, where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.
Section 3.08.Compliance with Laws. Each of the Obligors and its Restricted Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09.Investment Company Status. None of the Obligors is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 3.10.Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Obligors and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and (ii) each of the Obligors and its Restricted Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.
Section 3.11.Disclosure. All written information (other than any financial projections, budgets, estimates, forecasts and other forward looking information and other than information of a general economic or industry nature) that has been or will be made available by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, in connection with the Transactions or delivered hereunder or under any Loan Document is, and will be at the time it is delivered, when taken as a whole, accurate in all material respects and does not and will not at the time it is delivered, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made (giving effect to all supplements and updates thereto); provided that, with respect to any projected financial information or other forward looking information, each of the Obligors represents only that such information has been or will be prepared in good faith based upon assumptions believed to be reasonable at the time delivered (it being understood that such projected financial information is not to be viewed as facts, is subject to significant uncertainties and contingencies, is based on information reasonably available at the time of preparation, that no assurance can be given that any particular projections will be realized and that actual results may differ and such differences may be material).
Section 3.12.Subsidiaries. Schedule 3.12 sets forth as of the Effective Date a list of all Subsidiaries and the percentage ownership (directly or indirectly) of the Borrower therein. The Equity Interests or other ownership interests of all Subsidiaries of the Borrower are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens permitted under Section 6.02.
Section 3.13.ERISA.
(a)Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code (and any such trust tax-exempt under Section 501(a) of the Code) has received a favorable determination letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the knowledge of the Obligors, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, to the knowledge of the Obligors, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification).
(b)No ERISA Event or Non-U.S. Plan Event has occurred other than as would not, individually or in the aggregate, have a Material Adverse Effect.
(c)There are no actions, suits or claims (other than routine claims for benefits) pending against or involving a Plan or, to the knowledge of the Obligors, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(d)Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.
(e)The Borrower represents and warrants as of the Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA) with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement.
Section 3.14.Solvency. As of the Effective Date, the Obligors and their respective Restricted Subsidiaries on a consolidated basis are, and after giving effect to the Transactions and the incurrence of all Indebtedness and other Obligations being incurred in connection herewith will be, Solvent.
Section 3.15.Anti-Terrorism Laws; Sanctions.
(a)None of the Obligors or their respective Subsidiaries is in violation of any legal requirement relating to U.S. economic sanctions or any laws with respect to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”), the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act to the extent applicable and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (each as from time to time in effect) (collectively, “Anti-Terrorism Laws”).
(b)None of (x) the Obligors or their respective Subsidiaries, or any of their respective directors or officers or (y) to the knowledge of the Obligors, any of the employees of the Obligors or their respective Subsidiaries, is any of the following:
(i)a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(v)a Sanctioned Entity or a Sanctioned Person.
(c)None of the Obligors or their respective Subsidiaries (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of, a Person described in Section 3.15(b)(i)-(v) above, except as permitted under U.S. or other applicable law, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Anti-Terrorism Law.
(d)No part of the proceeds of the Loans or any Letter of Credit will be used or otherwise made available, directly or knowingly indirectly, to any Person described in Section 3.15(b)(i)-(v) above, for the purpose of financing the activities of any Person described in Section 3.15(b)(i)-(v) above in violation of Anti-Terrorism Laws or applicable Sanctions or in any other manner that would violate any Anti-Terrorism Laws or applicable Sanctions.
(e)The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Obligors, their respective Subsidiaries and their respective directors, officers or employees with applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions, and the Obligors, their respective Subsidiaries and the officers and directors of the Obligors and their respective Subsidiaries, and, to the knowledge of the Obligors, the employees and agents of the Obligors or their respective Subsidiaries, are in compliance in all material respects with applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.
Section 3.16.FCPA; Anti-Corruption.
(a)None of the Obligors or their respective Subsidiaries, any of the directors or officers of the Obligors or their respective Subsidiaries or, to the knowledge of the Obligors, any of the employees or agents of the Obligors or their respective Subsidiaries, is engaged in or will take any action, with respect to the business of the Obligors or their respective Subsidiaries, in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given, or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage, in each case in violation of any applicable Anti-Corruption Law.
(b)No part of the proceeds of the Loans and no Letter of Credit will be used or otherwise made available, directly or knowingly indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any applicable Anti-Corruption Laws.
(c)No action, suit or proceeding is pending or, to the knowledge of the Obligors, threatened, by or before any court or governmental or regulatory authorities or any arbitrator against any Obligor or any of their respective Subsidiaries for its or their violation of applicable Anti-Corruption Laws.
Section 3.17.Federal Reserve Regulations. None of the Obligors or their respective Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including Regulation T, U or X.
Section 3.18.Collateral Documents.
(a)The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable (subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Collateral which respect to which a security interest may be perfected by possession or control is delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), the Lien created under the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Obligors in such Pledged Collateral to the extent security interests in such Pledged Collateral can be perfected by such delivery, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the appropriate offices specified on Schedule 4 to the Security Agreement, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral to the extent security interests in such Collateral can be perfected by the filing of financing statements, prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.
(b)Each of the Mortgages (if any) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.02).
ARTICLE 4
Conditions
Section 4.01.Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):
(a)The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement and each other Loan Document to which any Obligor is a party, signed on behalf of such party.
(b)The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note in advance of the Effective Date.
(c)The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the date of the date hereof) of Kirkland & Ellis LLP, in its capacity as counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinion.
(d)The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors (or comparable governing body) of each Obligor approving the transactions contemplated by the Loan Documents to which such Obligor is a party and the execution and delivery of such Loan Documents to be delivered by such Obligor on the Effective Date, and all documents evidencing other necessary corporate (or other applicable organizational) action and governmental approvals, if any, with respect to the Loan Documents, (ii) copies of the certificate or articles of incorporation, memorandum of association, certificate of limited partnership or certificate of formation (or other similar formation document), as in effect on the Effective Date, of each Obligor, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and, if applicable, a certificate as to the good standing of each Obligor as of a recent date, from such Secretary of State (or other similar official), and (iii) copies of the bylaws, partnership agreement, limited liability company agreement (or other equivalent governing documents) of each Obligor as in effect on the Effective Date.
(e)The Administrative Agent shall have received a certificate of a Responsible Officer of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign the Loan Documents and the other documents to be delivered hereunder on the Effective Date to which it is a party, to be delivered by such Obligor on the Effective Date.
(f)The Administrative Agent shall have received a certificate, dated the Effective Date and signed on behalf of the Borrower by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.02 as of the Effective Date.
(g)In order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Collateral (subject to Liens permitted by Section 6.02), each Obligor shall have delivered to the Collateral Agent all Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office required to be filed in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described in the Collateral Documents in proper form for filing.
(h)The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid by the Borrower on or prior to the Effective Date, and all expenses required to be reimbursed by the Borrower for which invoices have been presented at least three (3) Business Days prior to the Effective Date, on or before the Effective Date.
(i)The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date (or such shorter period as may be agreed to by the Administrative Agent), to the extent reasonably requested by the Administrative Agent or any of the Lenders at least ten (10) Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(j)The Administrative Agent shall have received an executed Solvency Certificate in form, scope and substance reasonably satisfactory to the Administrative Agent and demonstrating that the Borrower and its Subsidiaries on a consolidated basis are, and after giving effect to the Transactions and incurrence of all Indebtedness and Obligations being incurred in connection herewith will be, Solvent.
(k)The Effective Date Refinancing shall have been (or substantially concurrently with the Borrowing of Loans on the Effective Date shall be) consummated.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Article 10, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 4.02.Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing consisting solely of a conversion of Loans of one Type to another Type) and of the Issuing Banks to issue Letters of Credit, and the effectiveness of any New Revolving Loan Commitment pursuant to Section 2.23, is subject to the satisfaction, or waiver in accordance with Section 11.02, of the following conditions:

(a)except in the case of the effectiveness of any New Revolving Loan Commitment pursuant to Section 2.23, the Administrative Agent (and in the case of an issuance of a Letter of Credit, the applicable Issuing Bank) shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;
(b)the representations and warranties of the Obligors and their respective Subsidiaries, set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects on and as of such earlier date and (ii) in each case such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality in the text thereof; provided, further, that, if such Credit Event consists of a Borrowing of Loans the proceeds of which shall be used primarily to fund a Limited Conditions Acquisition to be consummated on the date of such Borrowing, the condition set forth in this clause (b) shall be limited to the accuracy of the Specified Representations and the Specified Acquisition Agreement Representations;
(c)at the time of and immediately after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing; provided that, if such Credit Event consists of a Borrowing of Loans the proceeds of which shall be used primarily to fund a Limited Conditions Acquisition to be consummated on the date of such Borrowing, the condition set forth in this clause (c) shall be limited to the absence of an Event of Default under Sections 9.01(a), (b), (g) and (h); and
(d)on or before the date of issuance of any Letter of Credit, the Administrative Agent and the applicable Issuing Banks shall have received all other information required by the applicable Issuance Notice and Application.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in paragraphs (b) and (c) of this Section 4.02 have been satisfied as of the date thereof.
Section 4.03.Aspen Acquisition Effective Date. The effectiveness of the increase of Revolving Commitments in an amount equal to the Aspen Revolving Commitment Increase Amount and the effectiveness of the increase of the Letter of Credit Sublimit in an amount equal to the Aspen Letter of Credit Increase Amount, is subject to the satisfaction, or waiver in accordance with Section 11.02, of the following condition:
(a)The Aspen Acquisition shall have been consummated in all material respects in accordance with the terms of the Aspen Acquisition Agreement.
(b)The Administrative Agent shall have received at least three (3) Business Days prior to the Aspen Acquisition Effective Date (or such shorter period as may be agreed to by the Administrative Agent), to the extent reasonably requested by the Administrative Agent or any of the Lenders at least ten (10) Business Days prior to the Aspen Acquisition Effective Date, all documentation and other information required by bank regulatory authorities under applicable

“know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act with respect to the Borrower and each other Obligor.
ARTICLE 5
Affirmative Covenants
Until the Revolving Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and expenses and other amounts payable hereunder shall have been paid in full (other than (x) contingent indemnification obligations for which no claim has been made and (y) obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit on terms reasonably satisfactory to the applicable Issuing Bank in an amount equal to the Agreed L/C Cash Collateral Amount (or other credit support satisfactory to the applicable Issuing Bank has been provided), the Borrower and each other Obligor covenants and agrees with the Lenders and the Issuing Banks that:
Section 5.01.Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):
(a)within ninety (90) days after the end of each Fiscal Year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than (x) for the avoidance of doubt, any explanatory or emphasis of matter paragraphs and (y) a qualification or exception related to (i) the upcoming maturity of any Indebtedness, (ii) any actual or prospective default (including an event of default) or any actual or potential inability to satisfy a financial maintenance covenant (including, but not limited to, Sections 7.01, 7.02 and 7.03) and (iii) the activities or operations of any Unrestricted Subsidiaries) and, except in the case of any Subsidiary or business acquired by the Borrower or the Subsidiaries, in respect of events prior to the acquisition thereof, without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower in substantially the form of Exhibit F attached hereto (i) certifying as to whether a Default or Event of Default has occurred and is continuing as of the date thereof and, if a Default or Event of Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.04(a) (or the most recent financial statements delivered under clause (a) or (b) above) had a material impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate and (iii) setting forth calculations of Consolidated Adjusted EBITDA and the Total Net Leverage Ratio, a determination of compliance with respect to the financial covenants under Article 7;
(d)[reserved];
(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Obligor or any of its Subsidiaries with any national securities exchange or regulator, including the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(f)promptly following any request in writing (including any electronic message) therefor, such other information regarding the operations, business affairs and financial condition of the Obligors or any of their respective Subsidiaries, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, subject to the restrictions in the last section of Section 5.06.
Information required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto on the Borrower’s website on the Internet at http://www.compass.com (or any successor page) or at http://www.sec.gov; or (ii) on which such information is posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (x) to the extent the Administrative Agent so requests, the Borrower shall deliver paper copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify the Administrative Agent (by facsimile or email) of the posting of any such documents (other than in respect of documents required to be delivered by Section 5.01(e) or any document deemed delivered pursuant to clause (ii) above). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 5.02.Notices of Material Events. Promptly upon obtaining knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:
(a)the occurrence of any Default or Event of Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor or any other Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect; and
(c)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03.Existence; Conduct of Business. The Borrower and each other Obligor will, and will cause each of their respective Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (with respect to the Borrower, in a United States jurisdiction) and the rights (charter and statutory), licenses, permits, privileges, approvals, franchises and Material Intellectual Property Rights; provided that (a) the foregoing shall not prohibit any merger, consolidation, disposition, liquidation or dissolution permitted under Section 6.03 and (b) none of the Borrower or any other Obligor or any of their respective Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights (charter and statutory), licenses, permits, privileges, approvals, franchises or Material Intellectual Property Rights where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 5.04.Payment of Taxes and Other Claims. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each other Obligor will, and will cause each of their respective Restricted Subsidiaries to, pay all Tax liabilities before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, have or would become a Lien upon any properties of the Borrower or any other Obligor or any of their respective Restricted Subsidiaries not otherwise permitted under Section 6.02, in each case except where (a) in the case of any Tax or claim, (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) to the extent required by GAAP, the Borrower, any other Obligor or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) in the case of any Tax or claim which has or would become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

Section 5.05.Maintenance of Properties; Insurance. The Borrower and each other Obligor will, and will cause each of their respective Restricted Subsidiaries to, (a) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including any Flood Insurance as required by Section 5.10. Except as otherwise agreed by the Collateral Agent, (i) each such policy shall (a) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and provides for at least thirty (30) days’ (or ten (10) days in the case of cancellation for non-payment) prior written notice to the Collateral Agent of cancellation of such policy and (ii) the Borrower shall promptly deliver evidence reasonably satisfactory to the Collateral Agent of the requirements set forth in clause (i), but in any event, for policies required to be in effect on the Effective Date, within ninety (90) days of the Effective Date (or such later date as may be agreed to by the Administrative Agent).
Section 5.06.Books and Records; Inspection Rights. The Borrower and each other Obligor will, and will cause each of their respective Restricted Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP. The Borrower and each other Obligor will, and will cause each of their respective Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent and whose representatives may accompany representatives of the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts of its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower, such other Obligor or such Restricted Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Agreement, none of the Borrower, the other Obligors or any of their respective Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or any binding agreement with any third party that is not an Affiliate of the Borrower or (c) is subject to attorney, client or similar privilege or constitutes attorney work-product.
Section 5.07.Compliance with Laws. The Borrower and each Obligor will, and will cause each of their respective Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.08.ERISA-Related Information. The Borrower shall supply to the Administrative Agent: (a) promptly, and in any event within thirty (30) days, after the Borrower becomes aware that any ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred, a certificate of the most senior Financial Officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Borrower, Guarantor, Restricted Subsidiary or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; and (b) promptly, and in any event within thirty (30) days, after becoming aware that there has been (i) a material increase in unfunded pension liabilities with respect to a Pension Plan or Non-U.S. Plan of the Borrower that would reasonably be expected to result in a Material Adverse Effect, (ii) the existence of Withdrawal Liability under Section 4201 of ERISA that would reasonably be expected to result in a Material Adverse Effect, if the Borrower, any Guarantor, any Restricted Subsidiary or any ERISA Affiliates withdraw from any Multiemployer Plan, or (iii) the adoption of, or commencement of contributions to, or any amendment to, a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that would reasonably be expected to result in a Material Adverse Effect, a detailed written description thereof from the most senior Financial Officer of the Borrower.
Section 5.09.Use of Proceeds. The Letters of Credit and the proceeds of the Loans will be used (a) for the Effective Date Refinancing, (b) to issue, backstop, replace, cash collateralize or “roll” existing letters of credit and bank guarantees and (c) for working capital and general corporate purposes including to finance Permitted Acquisitions, Investments, Restricted Payments and other purposes not prohibited hereunder. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or any other violations of any/and rule or regulation of any Governmental Authority. The Borrower will not request any Borrowing or use any Letter of Credit, and the Obligors shall not use, directly or knowingly indirectly, and shall procure that their respective Subsidiaries and its and their respective directors, officers, employees and agents shall not use, directly or knowingly indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person, or in any country or territory that, at the time of such funding, financing or facilitating, is, or whose government is, a Sanctioned Person or Sanctioned Entity in violation of applicable Sanctions or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10.Further Assurances.
(a)At any time or from time to time upon the reasonable request of the Administrative Agent, the Borrower and each other Obligor will, at its expense, promptly execute, acknowledge and deliver such further documents and take such further actions as the Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Borrower and each other Obligor shall take such actions as the Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are (i) guaranteed by the Guarantors and (ii) are secured by the Collateral. If at any time the Collateral Agent receives a notice from a Lender or otherwise becomes aware that any Mortgaged Property has become a Flood Hazard Property, the Collateral Agent shall, within forty-five (45) days of receipt of such notice, deliver such notice to the Borrower, and the Borrower shall take, or shall cause to be taken, all actions as described in Section 5.10(b)(iv) required as a result of such change.
(b)With respect to each Mortgaged Property, the Borrower or such other Obligor (as applicable) shall deliver or cause to be delivered to the Collateral Agent, within one hundred and twenty (120) days of the date upon which the Mortgaged Property is acquired or becomes a Mortgaged Property:
(i)a fully executed Mortgage encumbering the Mortgaged Property in form suitable for recording or filing in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties;
(ii)an opinion of counsel in the state in which the Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded;
(iii) (A) a lender’s policy or policies or marked up unconditional binder of title insurance issued by a nationally recognized title insurance company (each, a “Title Insurance Company”) insuring the Lien of the Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances, in an amount acceptable to the Collateral Agent (but not to exceed the fair market value), together with such customary endorsements, coinsurance and reinsurance as the Collateral Agent may request and which are available at commercially reasonable rates in the jurisdiction where such Mortgaged Property is located (each, a “Title Policy”), and (B) evidence satisfactory to the Collateral Agent that the Borrower or such Obligor has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for the Mortgaged Property;

(iv)(A) a completed standard “life of loan” flood hazard determination form, (B) if the improvement(s) to the Mortgaged Property is located in a special flood hazard area as set forth by FEMA (any such Mortgaged Property, a “Flood Hazard Property”), a notification to the Borrower or such Obligor, countersigned by the Borrower or such Obligor, that such improvement(s) is located in a special flood hazard area and (if applicable) notification that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community where the Mortgaged Property is located does not participate in the NFIP, and (C) if the notice described in clause (B) is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: a flood insurance policy with such coverage reasonably acceptable to the Collateral Agent (“Flood Insurance”), the Borrower’s or such Obligor’s application for Flood Insurance plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance reasonably satisfactory to the Collateral Agent; and
(v)a survey of the Mortgaged Property showing all improvements, easements and other customary matters for which all necessary fees (where applicable) have been paid and which is complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey, certified to the Collateral Agent and the Title Insurance Company and in a form sufficient for the Title Insurance Company to delete the standard survey exception.
(c)The Collateral Agent shall not accept a Mortgage encumbering any Mortgaged Property unless and until each of the Lenders has satisfactorily completed flood due diligence with respect thereto; provided, that if, at any time following delivery of all of the materials set forth in Section 5.10(b) to the Lenders, any Lender, within fifteen (15) Business Days following a request by the Administrative Agent to confirm same, shall not have notified the Administrative Agent in writing of its objection to the addition of such Mortgaged Property to the Collateral, then such Lender shall be deemed to have satisfactorily completed such due diligence review.
Notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require any Obligor or its respective Restricted Subsidiaries to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (i) any Intellectual Property Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office (as applicable) or (ii) any non-United States Intellectual Property Rights.
Section 5.11.Guarantors. (a) If any Person shall have become a Restricted Subsidiary of the Borrower (other than an Excluded Subsidiary) or any Restricted Subsidiary shall cease to be an Excluded Subsidiary, then the Borrower, as applicable, shall, within ninety (90) days after the end of the applicable Test Period in which such event occurred (or such longer period of time as the Administrative Agent may agree in its sole discretion), cause such Restricted Subsidiary to (i) enter into a joinder agreement (a “Joinder Agreement”) in substantially the form of Exhibit J hereto, (ii) become a Grantor under the Security Agreement and enter into a Security Supplement and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates reasonably requested by the Administrative Agent or the Collateral Agent or required under the Loan Documents. If requested by the Administrative Agent, the Administrative Agent shall receive an opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent in respect of matters reasonably requested by the Administrative Agent relating to any Joinder Agreement delivered pursuant to this Section 5.11, dated as of the date of such Joinder Agreement. Notwithstanding anything to contrary in this Agreement, any Person that becomes a guarantor or obligor in respect of the obligations under any outstanding series of Aspen Notes, if and when applicable, shall be required to become a Guarantor hereunder and, to the extent applicable, a Grantor under the Security Agreement and take all actions required under this Section 5.11. Notwithstanding anything in this Section 5.11 to the contrary, on or prior to the date that is forty-five (45) days after the Aspen Acquisition Effective Date (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Borrower shall take, or shall cause to be taken, each of the actions set forth in this Section 5.11, if and as applicable (regardless of the time periods set forth therein), with respect to Aspen and each Subsidiary of Aspen that is required to become a Guarantor pursuant to this Agreement
Section 5.12.Designation of Restricted and Unrestricted Subsidiaries.
(a)The Borrower may designate any Subsidiary of the Borrower (other than the Borrower), including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications:
(i)[reserved];
(ii)the Borrower would be permitted to make an Investment at the time of the designation in an amount equal to the aggregate fair market value of all Investments of the Obligors and their Restricted Subsidiaries in such Subsidiary;
(iii)any guarantee or other credit support thereof by any Obligor or any other Restricted Subsidiary is permitted under Section 6.01 or Section 6.06;
(iv)immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result from such designation;
(v)no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness of the Obligors or their respective Restricted Subsidiaries; and
(vi)no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property, and no Material Intellectual Property may be transferred, sold or assigned to an Unrestricted Subsidiary.

Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (b).
(b)Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
(i)all existing Investments of the Obligors and their respective Restricted Subsidiaries therein (valued at the Borrower’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;
(ii)all existing Indebtedness of any Obligor or its Restricted Subsidiaries held by it will be deemed incurred at that time, and all Liens on property of any Obligor or its Restricted Subsidiaries held by it will be deemed incurred at that time;
(iii)all existing transactions between it and any Obligor or any Restricted Subsidiary will be deemed entered into at that time;
(iv)it is released at that time from the Loan Documents to which it is a party and all related security interests on its property shall be released; and
(v)it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.
(c)The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately before and after such designation, the designation would not cause an Event of Default. Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
(i)all of its Indebtedness will be deemed incurred at that time for purposes of Section 6.01;
(ii)Investments therein previously charged under Section 6.06 will be credited thereunder;
(iii)subject to Section 5.11, it shall be required to become a Guarantor pursuant to this Agreement; and
(iv)it will thenceforward be subject to the provisions of this Agreement as a Restricted Subsidiary.
Section 5.13.Anti-Terrorism; Sanctions; Anti-Corruption.
(a)The Borrower and each of its Subsidiaries shall comply in all material respects with all applicable Anti-Terrorism Laws.
(b)The Borrower will maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers and employees with applicable Sanctions and with Anti-Corruption Laws.

Section 5.14.Post-Closing Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified therein (or such longer period as the Administrative Agent may agree in its sole discretion).
ARTICLE 6
Negative Covenants
Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and expenses and other amounts payable hereunder shall have been paid in full (other than (x) contingent indemnification obligations for which no claim has been made and (y) obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit on terms reasonably satisfactory to the applicable Issuing Bank in an amount equal to the Agreed L/C Cash Collateral Amount (or other credit support reasonably satisfactory to the applicable Issuing Bank has been provided), the Borrower and each other Obligor covenants and agrees with the Lenders that:
Section 6.01.Indebtedness. The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)Obligations of the Obligors under the Loan Documents;
(b)Indebtedness existing on the date hereof (provided that any such Indebtedness in excess of $10,000,000 shall be set forth in Schedule 6.01) and any refinancing, refundings, renewals or extensions thereof;
(c)Capital Lease Obligations, purchase money Indebtedness and loans incurred to acquire or improve equipment or other physical plant or real property of the Borrower or any Restricted Subsidiary; provided that (i) such Indebtedness does not exceed the purchase price plus expenses of the asset or assets acquired (or the improvement thereon, as applicable) and (ii) any Lien that secures such Indebtedness does not apply to any other property or assets of the Borrower or its Restricted Subsidiaries; provided, further, the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $150,000,000 and 2% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) at any time outstanding;
(d)Indebtedness of (i) any Restricted Subsidiary to any Obligor or to any other Restricted Subsidiary or (ii) any Obligor to any other Obligor or any other Restricted Subsidiary; provided that (i) if such Indebtedness is owed to an Obligor, it shall be subject to a Lien under the Collateral Documents to the extent required thereby, (ii) if owed by an Obligor to a Restricted Subsidiary that is not an Obligor, subordinated in right of payment to payment in full of the Obligations, as set forth in the Intercompany Note, and (iii) such Indebtedness is permitted as an Investment under Section 6.06;
(e)Indebtedness incurred by the Borrower or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of property or services acquired in an Acquisition permitted hereunder, earnouts and holdbacks), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Restricted Subsidiary pursuant to such agreements, in connection with Acquisitions and investments permitted hereunder or permitted dispositions of any business or assets (including stock of a Subsidiary);
(f)Indebtedness in respect of (i) any Hedging Transaction entered into for the purpose of hedging risks associated with the operations of the Obligors and their respective Subsidiaries and not for speculative purposes and any (ii) Permitted Bond Hedge Transactions or Permitted Warrant Transactions;
(g)Indebtedness of the Obligors and their respective Restricted Subsidiaries which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under clause (j) of Section 9.01;
(h)Guarantees by the Borrower of Indebtedness of a Restricted Subsidiary or Guarantees by a Restricted Subsidiary of Indebtedness of the Borrower or any Restricted Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that (i) if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations and (ii) in the case of Guarantees by an Obligor of the obligations of a Restricted Subsidiary that is not a Guarantor, such Guarantees shall be permitted by Section 6.06;
(i)Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, and refinancing of such Indebtedness in respect thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) and (ii) either (A) the aggregate principal amount of all such outstanding Indebtedness permitted by this clause (i) shall not exceed at any time outstanding the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $375,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) or (B) such additional amount of outstanding Indebtedness permitted by clause (i) that is cash collateralized by such Person that becomes a Subsidiary on or prior to the date such Person becomes a Subsidiary; provided that the requirements in this clause (ii) shall not apply to any Indebtedness of Aspen and its subsidiaries to be assumed on the Aspen Acquisition Effective Date that is permitted to remain outstanding on the Aspen Acquisition Effective Date pursuant to the terms of the Aspen Acquisition Agreement;
(j)performance guarantees of the Borrower and its Restricted Subsidiaries in the ordinary course of business primarily guaranteeing performance of contractual obligations of the Borrower or its Restricted Subsidiaries to a third party and not for the purpose of guaranteeing payment of Indebtedness;
(k)(i) Indebtedness owing to insurance companies to finance insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, under clause (i) or (ii), in the ordinary course of business;
(l)Indebtedness under or in connection with (i) any commercial credit card program, (ii) purchasing or “p-card” program or (iii) similar programs, arising in the ordinary course of business;
(m)Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements entered into in the ordinary course of business with an officer or employee of any Obligor or its Subsidiaries;
(n)Indebtedness (i) arising under Cash Management Agreements and (ii) in respect of treasury, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and otherwise in connection with securities accounts and deposit accounts;
(o)Indebtedness in respect of letters of credit, bank guarantees or similar instruments issued to support performance obligations and commercial letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business and consistent with past practice;
(p)Indebtedness in an aggregate principal amount outstanding at any time not exceeding (1) the greater of $160,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $750,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis), plus (2) in the case of Indebtedness incurred solely as one or more series of unsecured notes, notes secured on a junior basis with the Obligations, or subordinated notes (in each case issued in a public offering or a Rule 144A or other private placement or a bridge financing in lieu of the foregoing), loans that are secured on a junior basis with the Obligations or loans that are unsecured, or notes or loans constituting secured or unsecured mezzanine Indebtedness, in an amount equal to (x) the aggregate net proceeds received by the Borrower from the issuance of Equity Interests (other than Disqualified Equity Interests) after the Effective Date to the extent such proceeds have not been otherwise applied to consummate any transaction, minus (y) the aggregate amount of Restricted Payments (including in the form of dividends, distributions, redemptions or repurchases) paid in cash by the Borrower after the Effective Date; provided that any Indebtedness incurred pursuant to Section 6.01(p)(2) shall satisfy the Required Debt Terms;
(q)Indebtedness in respect of letters of credit or bankers’ acceptances supporting facility leases in an aggregate principal or face amount not exceeding the greater of $56,000,000 and 3.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $150,000,000 and 2% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(r)Refinancing Indebtedness in respect of Sections 6.01(b), 6.01(c), 6.01(h), 6.01(j), 6.01(p), 6.01(t), 6.01(u), 6.01(w) and 6.01(y);
(s)Disqualified Equity Interests in an aggregate principal amount not exceeding the greater of $56,000,000 and 3.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $150,000,000 and 2% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(t)Convertible Indebtedness or Subordinated Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of $200,000,000 and 12.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $487,500,000 and 6.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(u)Indebtedness incurred by Compass Concierge, Compass Concierge Holdco or any other Excluded Subsidiary pursuant to any Compass Concierge Agreement (which such Indebtedness may be recourse to the Borrower on an unsecured basis, but shall be non-recourse (other than Standard Securitization Undertaking) to the Borrower’s Restricted Subsidiaries other than Compass Concierge, Compass Concierge Holdco or any other Excluded Subsidiary) in an aggregate principal amount at any time outstanding not to exceed $150,000,000;
(v)Indebtedness of Restricted Subsidiaries of the Borrower that are not Obligors in an aggregate principal amount outstanding at any time not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $187,500,000 and 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(w)on and from the Aspen Acquisition Effective Date, Indebtedness incurred under (i) the Bridge Credit Agreement and/or the credit documentation for any Replacement Facility, in an aggregate principal amount at any time outstanding under this clause (i) not to exceed $750,000,000, (ii) the Aspen Second Lien Notes in an aggregate principal amount at any time outstanding under this clause (ii) not to exceed $1,140,000,000, (iii) the Aspen Unsecured Notes in an aggregate principal amount at any time outstanding under this clause (iii) not to exceed $1,008,000,000 and (iv) the Aspen ABS Facility (which such Indebtedness shall be non-recourse (other than Standard Securitization Undertaking) to the Borrower and the Borrower’s Restricted Subsidiaries other than any Excluded Subsidiary) in an aggregate principal amount at any time outstanding under this clause (iv) not to exceed $280,000,000;
(x)Indebtedness in an aggregate principal amount outstanding not to exceed $125,000,000;
(y)Indebtedness of the Obligors and their respective Restricted Subsidiaries, so long as immediately after giving effect to the incurrence and the application of the proceeds thereof, (i) in the case of Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Loans, the First Lien Net Leverage Ratio determined on a Pro Forma Basis, as of the last day of the most recently ended Test Period (and without netting the cash proceeds of such Indebtedness in determining the First Lien Net Leverage Ratio), would not exceed 2.00:1.00, (ii) in the case of Indebtedness that is secured by a Lien on the Collateral on a junior basis to the Loans, the Secured Net Leverage Ratio determined on a Pro Forma Basis, as of the last day of the most recently ended Test Period (and without netting the cash proceeds of such Indebtedness in determining the Secured Net Leverage Ratio), would not exceed 3.00:1.00 and (iii) in the case of Indebtedness that is either unsecured or secured by assets not constituting Collateral, the Total Net Leverage Ratio determined on a Pro Forma Basis, as of the last day of the most recently ended Test Period (and without netting the cash proceeds of such Indebtedness in determining the Total Net Leverage Ratio), would not exceed 4.00:1.00; provided that any such Indebtedness shall satisfy the Required Debt Terms; provided further that, notwithstanding anything to the contrary in this Agreement, any Indebtedness of the Borrower or any Subsidiary under any Compass Concierge Agreement or, on and after the Aspen Acquisition Effective Date, any Aspen ABS Facility, may not be incurred in reliance on this clause (y);
(z)unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that, such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business;
(aa)Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $225,000,000 and 3% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis); and
(bb)Indebtedness incurred in a Permitted Securitization Financing other than pursuant to Section 6.01(u) and Section 6.01(w) above.

Section 6.02.Liens. The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:
(a)Permitted Encumbrances;
(b)any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof (provided that any such Liens securing Indebtedness in excess of $10,000,000 shall be set forth in Schedule 6.02) and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds thereof (and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any Refinancing Indebtedness in respect thereof;
(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset (or class of property or asset) of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than any property or assets (or class of property or asset of such Person) required to be subject to such Lien immediately prior to the time of such acquisition and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Refinancing Indebtedness in respect thereof;
(d)Liens on fixed or capital assets acquired, developed, constructed, restored, replaced, rebuilt, maintained, upgraded or improved (including any such asset made the subject of a Capital Lease Obligation) by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted under Section 6.01(c), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, developing, constructing restoring, replacing, rebuilding, maintaining, upgrading or improving such fixed capital assets plus expenses, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than any replacements of such property or assets, additions and accessions thereto and the products and proceeds thereof, customary security deposits in respect thereof, and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(e)(i) non-exclusive licenses, non-exclusive sublicenses, leases or subleases of Intellectual Property Rights or (ii) licenses of Intellectual Property Rights that are exclusive, in each case, granted in the ordinary course of business not interfering in any material respect with the business of the Obligors or any of their respective Subsidiaries;
(f)the interest and title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;
(g)in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(h)in the case of any Joint Venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related Joint Venture or similar agreement, in each case, in favor of the other parties to such Joint Venture;
(i)Liens on insurance policies and proceeds securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;
(j)Liens on earnest money deposits of Cash or Cash Equivalents made in connection with any Acquisition not prohibited hereunder;
(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to Cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;
(l)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any Restricted Subsidiaries in the ordinary course of business;
(m)Liens on cash deposits in respect of rental agreements in the ordinary course of business;
(n)Liens securing the Obligations;
(o)Liens securing Indebtedness of Compass Concierge, Compass Concierge Holdco or any other Excluded Subsidiary permitted to be incurred by Section 6.01(p)(2), Section 6.01(u) or Section 6.01(v);
(p)Liens consisting of restricted cash balances or cash deposits to secure indebtedness incurred under Section 6.01(l), Section 6.01(n) and similar services in the ordinary course of business;
(q)Liens on cash pledged to secure obligations in respect of letters of credit or bankers’ acceptances permitted under Section 6.01(q);

(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;
(s)Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods;
(t)Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(u)Liens on securities that are the subject of repurchase agreements constituting permitted Investments;
(v)Liens on amounts deposited to secure obligations in connection with the making or entering into of bids, tenders, agreements or leases in the ordinary course of business and not in connection with the borrowing of money;
(w)Liens securing Indebtedness permitted by this Agreement or other obligations of the Obligors or their respective Restricted Subsidiaries in an aggregate amount not to exceed the greater of $160,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $750,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(x)on and from the Aspen Acquisition Effective Date, Liens securing Indebtedness incurred (i) under Section 6.01(w)(i) that are subject to a First Lien Intercreditor Agreement, (ii) under Section 6.01(w)(ii) that are subject to a Junior Lien Intercreditor Agreement and (iii) the Aspen ABS Facility provided that such Lien is not on the assets or property of the Borrower, an Obligor or a Restricted Subsidiary other than any Aspen ABS Facility Party;
(y)Liens securing (i) Hedging Transactions entered into for the purpose of hedging risks associated with the operations of the Obligors and their respective Subsidiaries and not for speculative purposes and (ii) any Permitted Bond Hedge Transactions or Permitted Warrant Transactions;
(z)Liens securing Indebtedness permitted to be secured by Section 6.01(p)(2), Section 6.01(x) or Section 6.01(y);
(aa)Liens on Securitization Assets in connection with any Permitted Securitization Financing; and
(bb)Liens on any asset of the Borrower or any Subsidiary securing any liability incurred in connection with the acquisition of homes and related assets in the ordinary course of its relocation services business; provided, that such Lien (i) does not apply to any other asset of the Borrower or any Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset and (ii) such Lien is not created in contemplation of or in connection with such acquisition.
Section 6.03.Fundamental Changes; Asset Sales; Conduct of Business.
(a)The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Obligors and their respective Restricted Subsidiaries, taken as a whole, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or (z) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:
(i)any Subsidiary or any other Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity;
(ii)any Person (other than the Borrower) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity;
(iii)any Subsidiary that is an Obligor may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary that is not an Obligor; provided that (w) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (x) each such sale, transfer lease or other disposal shall be deemed to constitute an Investment and such Investment must be permitted by Section 6.06, (y) each such sale, transfer, lease or other disposal must comply with Section 6.05 and (z) the consideration received for each such sale, transfer, lease or other disposal shall be at least equal to the fair market value of such assets as reasonably determined by such Obligor in good faith;
(iv)(x) any Obligor may sell, transfer, lease or otherwise dispose of its assets to any other Obligor, and (y) any Subsidiary that is not an Obligor may sell, transfer, lease or otherwise dispose of its assets to any Obligor or any other Subsidiary;
(v)in connection with any Acquisition permitted hereunder, any Subsidiary may merge into or consolidate with any other Person, so long as the Person surviving such merger or consolidation shall be a Subsidiary; provided that (x) any such merger or consolidation involving an Obligor must result in an Obligor as the surviving entity, and (y) any such merger or consolidation involving the Borrower must result in the Borrower as the surviving entity; and
(vi)any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders; provided that if such Subsidiary is an Obligor, the entity receiving the assets of such Subsidiary upon such liquidation or dissolution shall also be an Obligor.
Notwithstanding anything to the contrary herein, including the foregoing, (x) no sale or other disposition of all or substantially all assets of the Obligors and their respective Restricted Subsidiaries taken as a whole shall be permitted, and (y) in no event shall any Material Intellectual Property be transferred, leased or otherwise disposed of to any Unrestricted Subsidiary.
(b)The Borrower and each other Obligor will not, and will not permit any of their respective Restricted Subsidiaries to, sell, lease (as lessor or sublessor), sell and leaseback, exchange, transfer or otherwise dispose to, any Person, in one transaction or a series of transactions any property of the Obligors or any of their respective Restricted Subsidiaries (including receivables and leasehold interests), whether now owned or hereafter acquired, including, in the case of any Restricted Subsidiary, issuing or selling any shares of such Restricted Subsidiary’s Equity Interests to any Person, except for:
(i)any sale, transfer, license, lease or other disposition not constituting an Asset Sale;
(ii)Investments permitted by Section 6.06;
(iii)Restricted Payments permitted by Section 6.04;
(iv)dispositions of assets acquired pursuant to a Permitted Acquisition consummated within 12 months of the date of such Permitted Acquisition is consummated; provided that the consideration for such assets shall be in an amount at least equal to the fair market value thereof;
(v)any other sale, lease (as lessor or sublessor), sale and leaseback or license (as licensor or sublicensor), exchange, transfer or other disposition pursuant to this clause (iii) by the Borrower or any Restricted Subsidiary, so long as (w) the Net Asset Sale Cash Proceeds of all such Asset Sales in any Fiscal Year do not exceed the greater of $160,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $262,500,000 and 3.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis), (x) the consideration for such assets shall be in an amount at least equal to the fair market value thereof, and (y) no less than 75% of the consideration received shall be in Cash or Cash Equivalents; and
(vi)any sale, transfer, license, lease or other disposition of property or series of related sales of property made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate a Permitted Acquisition or other similar Investment (including, for the avoidance of doubt, the Aspen Acquisition).

Notwithstanding anything to the contrary herein, including the foregoing, none of the Borrower or any of its Restricted Subsidiaries shall sell, transfer or otherwise dispose of any Material Intellectual Property to any Unrestricted Subsidiary.
(c)The Borrower and each other Obligor will not, and will not permit any of their respective Restricted Subsidiaries to, engage to any material extent in any business other than the type conducted by the Obligors and their respective Restricted Subsidiaries on the Effective Date or businesses reasonably related, similar, ancillary, supportive, complementary or synergistic thereto and reasonable extensions thereof (and non-core incidental businesses acquired in connection with any Acquisition or investment or other immaterial businesses).
Section 6.04.Restricted Payments. The Borrower and each other Obligor will not, and will permit any of its Restricted Subsidiaries to, declare, make, order, pay any sum for, or set apart assets for a sinking or other analogous fund for, directly or indirectly, any Restricted Payment except for:
(a)in the case of any Restricted Subsidiary of the Borrower, the declaration and payment of dividends or other distributions to its equity holders, so long as any such dividends or other distributions to the Obligors and other Restricted Subsidiaries that are equity holders are at least pro rata to the relevant portion of equity held by such Obligor and such other Restricted Subsidiaries;
(b)in the case of the Borrower and any of its Subsidiaries, the declaration and payment of dividends or other distributions payable solely in its Equity Interests;
(c)Restricted Payments by the Borrower to holders of its Equity Interests in an aggregate amount per Fiscal Year not exceeding 7% of the Total Market Capitalization of the Borrower at the time of such Restricted Payment; provided that immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;
(d)Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee (or other provider of services) in an amount equal to the employee’s (or other provider of services’) tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation;
(e)any Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower, the other Restricted Subsidiaries of the Borrower and other holders of its equity securities, provided that the portion of any Restricted Payments paid to holders of its equity securities other than the Obligors and their respective Restricted Subsidiaries is not greater than the percentage of equity securities of such Obligor or such Restricted Subsidiary, as applicable, owned by such other Persons;
(f)the Borrower may (i) repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options,

including to “net exercise” or “net share settle” warrants or options and (ii) make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower; provided that the aggregate principal amount of all such Restricted Payments paid in cash pursuant to this clause (f) shall not exceed the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $131,250,000 and 1.75% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) in any Fiscal Year;
(g)the Borrower may repurchase its Equity Interests owned by employees of the Obligors or their respective Subsidiaries or make payments to employees of the Obligors or their respective Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees;
(h)so long as no Event of Default shall have occurred and be continuing or be caused thereby, Restricted Payments in an aggregate amount not to exceed $50,000,000 in any Fiscal Year (or, on and after the Aspen Acquisition Effective Date, $75,000,000 in any Fiscal Year) (the “Restricted Payment Cap”); provided that, to the extent the aggregate amount of Restricted Payments made during any Fiscal Year pursuant to this clause (h) is less than the applicable Restricted Payment Cap, an amount equal to (i) the applicable Restricted Payment Cap, minus (ii) the amount of Restricted Payments made in such Fiscal Year in reliance on this clause (h) (such amount, the “Carry-Forward Amount”) may be carried forward into the immediately succeeding Fiscal Year; provided, however, that (i) no Carry-Forward Amount may be carried-forward beyond the Fiscal Year immediately following the Fiscal Year in which it arose; and (ii) any Restricted Payments made in a Fiscal Year with respect to which any Carry-Forward Amount is available shall be counted against such Carry-Forward Amount prior to the use of the amount otherwise permitted pursuant to this clause (h) with respect to such Fiscal Year;
(i)so long as no Event of Default shall have occurred and be continuing or be caused thereby, Restricted Payments in an aggregate amount not to exceed $50,000,000;
(j)the Borrower and its Restricted Subsidiaries may make Restricted Payments in an unlimited amount, so long as no Event of Default shall have occurred and be continuing or be caused thereby (i) at any time prior to the Aspen Acquisition Effective Date (or if such date does not occur), (x) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 7.01, 7.02 and 7.03 and (y) Liquidity immediately prior to and after giving pro forma effect to such Restricted Payment is equal to or greater than the sum of (A) the aggregate amount of the Lenders’ Revolving Commitments (including, without limitation, any New Revolving Loan Commitments) at such time plus (B) the outstanding principal amount of any Incremental Term Loans at such time, in each case, immediately after giving effect to the making of such Restricted Payment and (ii) on and after the Aspen Acquisition Effective Date, the Total

Net Leverage Ratio does not exceed 3.00:1.00 as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis;
(k)Permitted Tax Distributions;
(l)(i) the making of cash payments in connection with any conversion, exchange or repurchase of Convertible Indebtedness in an aggregate amount since the date of the indenture providing for the issuance of such Convertible Indebtedness not to exceed the amount of any payments received by the Borrower or any of its Restricted Subsidiaries pursuant to the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the repurchase, exchange or conversion of the relevant Convertible Indebtedness, (ii) the delivery or issuance of shares of common stock (and cash in lieu of fractional shares) required by the terms of any Convertible Indebtedness, and (iii) the making of required interest payments with respect to any Convertible Indebtedness;
(m)any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall not be permitted by this clause (k) other than to the extent such payment is offset against any payments received by the Borrower or any of its Restricted Subsidiaries pursuant to the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the unwind or settlement of the relevant Permitted Warrant Transaction, which are not applied or credited toward any payments under Convertible Indebtedness pursuant to clause (i) above;
(n)redemptions of securities issued under a Permitted Securitization Financing;
(o)purchases of receivables or other assets pursuant to a Securitization Repurchase Obligation in connection with a Permitted Securitization Financing and the payment or distribution of Securitization Fees; and
(p)Restricted Payments made to consummate the Aspen Acquisition.
Section 6.05.Transactions with Affiliates. The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except:

(a)any such transaction on terms and conditions not less favorable to such Obligor or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)payment of reasonable directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance), compensation arrangements (including bonuses) and severance arrangements for members of the board of directors, officers or other employees of any Obligor or any of its Subsidiaries;
(c)transactions between or among Obligors and their Restricted Subsidiaries;
(d)(i) non-exclusive licenses, non-exclusive sublicenses, leases or subleases of Intellectual Property Rights or (ii) licenses of Intellectual Property Rights that are exclusive, in each case, granted in the ordinary course of business not interfering in any material respect with the business of the Obligors or any of their respective Subsidiaries;
(e)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited hereby;
(f)Restricted Payments permitted by Section 6.04 and Investments permitted by Section 6.06;
(g)(i) loans or advances to employees, officers and directors and (ii) payroll, travel and similar advances to employees, officers and directors;
(h)any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans;
(i)payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of investments by the Borrower and the Restricted Subsidiaries in such joint venture) in the ordinary course of business;
(j)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary;
(k)the distribution or dividend of Equity Interests (other than Disqualified Equity Interests permitted by Section 6.01(s)) of the Borrower to the management of any Obligor or any of its Subsidiaries;
(l)any other transactions involving payments in an aggregate amount not to exceed the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $187,500,000 and 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) at any time;
(m)any transaction effected pursuant to any Permitted Securitization Financing; and
(n)the consummation of the Aspen Acquisition, the payment of any costs and expenses related thereto and any other transactions in connection therewith.
Section 6.06.Investments. The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)Investments existing on the date hereof or made pursuant to binding commitments in effect on the date hereof (provided that any such Investment (or binding commitment), other than Investments by the Obligors and their respective Restricted Subsidiaries in their respective Subsidiaries, in excess of $15,000,000 shall be set forth on Schedule 6.06);
(b)Investments in the Borrower or any Restricted Subsidiary; provided that the aggregate amount for all Investments under this clause (b) made by Obligors in Restricted Subsidiaries which are not Guarantors shall not exceed the greater of $160,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $300,000,000 and 4% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) at any time outstanding; provided that the amount of any intermediate Investment in Subsidiaries that are not Guarantors to fund Investments permitted pursuant to clauses (c), (d), (e), (f), (m), (p), (r), (s), or (t) of this Section 6.06 shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to this clause (b);
(c)Investments in Joint Ventures; provided that the aggregate amount for all Investments under this clause (c) at any time outstanding shall not exceed the greater of $80,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $375,000,000 and 5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(d)Investments in Unrestricted Subsidiaries; provided that the aggregate amount for all Investments under this clause (d) shall not exceed at any time outstanding the greater of $56,000,000 and 3.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $187,500,000 and 2.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);

(e)(i) payroll, travel and similar advances to directors and employees of any Obligor or any of its Subsidiaries to cover matters that are expected at the time of such advances to be treated as expenses of such Obligor or such Subsidiary for accounting purposes and that are made in the ordinary course of business, and (ii) loans or advances to directors and employees of any Obligor or any of its Subsidiaries for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other reasonable and customary business purposes that are made in the ordinary course of business;
(f)Permitted Acquisitions;
(g)Investments in Cash and Cash Equivalents;
(h) (i) in the event that any Obligor or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, Investments consisting of the Equity Interests issued by such Person to such Obligor or such Subsidiary; and (ii) Investments consisting of any additional Equity Interests issued by a Wholly-Owned Subsidiary of a Person to such Person;
(i)non-cash loans and advances to employees, officers, and directors of any Obligor or any of its Subsidiaries for the purpose of purchasing Equity Interests in the Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in the Borrower;
(j)Investments acquired in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;
(k)Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;
(l)Investments consisting of Guarantees or other contingent obligations permitted under Section 6.01;
(m)Investments which are required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law;
(n)extensions of trade credit in the ordinary course of business;
(o)(i) any Hedging Transaction entered into for the purpose of hedging risks associated with the operations of the Obligors and their respective Subsidiaries and not for speculative purposes and (ii) any Permitted Bond Hedge Transactions or Permitted Warrant Transactions;
(p)other Investments in an aggregate amount for all such Investments under this clause (p) not to exceed when made the greater of $120,000,000 and 7.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $562,500,000 and

7.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis);
(q)Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided that such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary;
(r)Investments made in connection with (A) the issuance or purchase of loans made to or for the benefit of real estate agents or real estate agents’ clients in connection with Compass Concierge Agreement, Agent Betterment Loans and any similar arrangements, (B) any Compass Concierge Program and (C) deposits held by Notable to finance the acquisition of loans made in connection with any Compass Concierge Agreement, Agent Betterment Loans and similar arrangements; provided that the aggregate amount of Investments made pursuant to this clause (r) (including any deposits held by Notable pursuant to clause (C) above) on and after the Effective Date shall not exceed in the aggregate $250,000,000 at any time outstanding;
(s)on and after the Aspen Acquisition Effective Date, Investments pursuant to the Aspen ABS Facility;
(t)the Aspen Acquisition and any Investments made in connection with the Aspen Acquisition, including any reorganization in connection with the Aspen Acquisition;
(u)the Borrower and its Restricted Subsidiaries may make Investments in an unlimited amount so long as (i) at any time prior to the Aspen Acquisition Effective Date (or if such date does not occur), (x) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 7.01, 7.02 and 7.03 and (y) Liquidity immediately prior to the consummation of such Investment and after giving pro forma effect to such Investment is equal to or greater than $250,000,000 and (ii) on and after the Aspen Acquisition Effective Date, the Total Net Leverage Ratio does not exceed 4.00:1.00 as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis;
(v)any franchise development advances or notes and other loans to franchisees; and
(w)Investments in any Special Purpose Securitization Subsidiary in connection with a Permitted Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Securitization Financing or any related Indebtedness.
Notwithstanding anything to the contrary herein, including the foregoing, none of the Borrower or any of its Restricted Subsidiaries shall sell, transfer or otherwise dispose of any Material Intellectual Property to any Unrestricted Subsidiary.
Section 6.07.Restrictive Agreements. The Borrower and each other Obligor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (b) the ability of (i) any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Obligor or any other Restricted Subsidiary, or (ii) any Obligor or any other Restricted Subsidiary to Guarantee Indebtedness of the Borrower or any other Obligor under the Loan Documents (other than Indebtedness with respect to which such Person is the primary obligor); provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the date hereof identified on Schedule 6.07 (and any amendments or modifications thereof that do not materially expand the scope of any such prohibition, restriction or condition), (iii) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary (other than the Borrower) or assets of any Obligor or any of its Subsidiaries pending such sale; provided such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (iv) the foregoing shall not apply to any agreement, prohibition, or restriction or condition in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary (and any amendments or modifications thereof that do not materially expand the scope of any such prohibition restriction or condition), (v) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to purchase money Indebtedness or Capital Lease Obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof, (viii) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 6.01; provided that such restrictions and prohibitions do not prohibit the Obligations from being equally and ratably secured as required by this Agreement (or secured on a senior basis) on terms reasonably satisfactory to the Administrative Agent, (ix) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business or restrictions imposed by the terms of a Lien permitted under Section 6.02 on the property subject to such Lien, (x) the foregoing shall not apply to provisions contained in the Aspen ABS Facility on the Aspen Acquisition Effective Date, or any provision effected in connection with the Aspen ABS Facility, the Compass Concierge Agreement, or any other Permitted Securitization Financing that, in the good faith determination of the Borrower, is necessary or advisable to effect such Aspen ABS Facility, the Compass Concierge Agreement or any other Permitted Securitization Financing, as applicable, and (xi) the foregoing shall not apply to any consents or approvals required by the organizational documents of the Borrower or any stockholder’s or investor’s rights or similar agreements of the Borrower.
Section 6.08.Use of Proceeds. The Borrower will not request any Borrowing, and the Obligors shall not use, and shall procure that their respective Subsidiaries shall not use, the proceeds of any Loan or issuance of any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any applicable Anti-Corruption Laws or Anti-Terrorism Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person, or in any country or territory that, at the time of such funding, financing or facilitating, is, or whose government is, a Sanctioned Person or Sanctioned Entity in violation of applicable Sanctions or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE 7
Financial Covenants
Section 7.01.Minimum Liquidity. As of the last day of each Fiscal Quarter, commencing with the first full Fiscal Quarter to occur after the Effective Date and ending with the Fiscal Quarter most recently ended prior to the Aspen Acquisition Effective Date, the Borrower and its Restricted Subsidiaries shall maintain Liquidity of at least $150,000,000. For the avoidance of doubt, this Section 7.01 shall automatically cease to apply on and from the Aspen Acquisition Effective Date.
Section 7.02.Minimum Revenue. As of the last day of each Fiscal Quarter, commencing with the first full Fiscal Quarter to occur after the Effective Date and ending with the Fiscal Quarter most recently ended prior to the Aspen Acquisition Effective Date, Consolidated Total Revenue of the Borrower and its Restricted Subsidiaries for the four Fiscal Quarter period then ended shall be equal to or greater than $4,000,000,000. For the avoidance of doubt, this Section 7.02 shall automatically cease to apply on and from the Aspen Acquisition Effective Date.
Section 7.03.Total Net Leverage Ratio. As of the last day of each Fiscal Quarter:
(a)commencing with the first full Fiscal Quarter to occur after the Effective Date and ending with the Fiscal Quarter most recently ended prior to the Aspen Acquisition Effective Date, the Total Net Leverage Ratio of the Borrower and its Subsidiaries for the four Fiscal Quarter period then ended shall not exceed 3.00:1.00; and
(b)commencing with the first Fiscal Quarter to occur after the Aspen Acquisition Effective Date, the Total Net Leverage Ratio of the Borrower and its Subsidiaries for the four Fiscal Quarter period then ended shall not exceed the level corresponding to such period set forth in the following table:

For each such four Fiscal Quarter period ending	Total Net Leverage Ratio
On or prior to September 30, 2027	5.00:1.00
On and from December 31, 2027 until (and including) September 30, 2028	4.50:1.00
December 31, 2028 and thereafter	4.25:1.00

ARTICLE 8
Guaranty
Section 8.01.Guaranty of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations (other than, in the case of any Guarantor, any such Obligations with respect to which such Person is the primary obligor) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay or similar provision of any Debtor Relief Law) (collectively, the “Guaranteed Obligations”). Notwithstanding any provision hereof or in any other Loan Document to the contrary, with respect to any Guarantor, Excluded Swap Obligations shall not be included in the Guaranteed Obligations of any Guarantor. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.01 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.01, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 8.01 shall remain in full force and effect until the termination of this Guarantee in accordance with Section 8.07 hereof. Each Qualified ECP Guarantor intends that this Section 8.01 constitute, and this Section 8.01 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 8.02.Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay or similar provision of any Debtor Relief Law), Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under any Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
Section 8.03.Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)the Administrative Agent may enforce this Guaranty after the occurrence and during the continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor), and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate under the relevant Loan Document, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Obligor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support satisfactory to the applicable Issuing Bank has been provided))), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under applicable law.
Section 8.04.Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Obligor or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support satisfactory to the applicable Issuing Bank has been provided)); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (v) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 8.03 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 8.05.Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than (x) contingent indemnification obligations for which no claim has been made and (y) obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired without pending drawings or been cancelled or Cash Collateralized (or other credit support satisfactory to the applicable Issuing

Bank has been provided), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other guarantor (including the Guarantors) or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower or any other guarantor (including the Guarantors) with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower or any other guarantor (including the Guarantors), and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than (x) contingent indemnification obligations for which no claim has been made, (y) obligations under Secured Hedge Agreements and Secured Cash Management Agreements and (z) the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support satisfactory to the applicable Issuing Bank has been provided)) and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired without pending drawings or been cancelled or Cash Collateralized in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support satisfactory to the applicable Issuing Bank has been provided), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor (including the Guarantors), shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 8.06.Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the

Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.
Section 8.07.Continual Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired without pending drawings or been cancelled or Cash Collateralized in the Agreed L/C Cash Collateral Amount (or other credit support satisfactory to the applicable Issuing Bank has been provided). Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 8.08.Authority of Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
Section 8.09.Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.
Section 8.10.Bankruptcy, Etc.
(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 8.10(a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
ARTICLE 9
Events of Default
Section 9.01.Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof, the Maturity Date, or at a date fixed for prepayment thereof or otherwise (as applicable) or (ii) when due any amount payable to any Issuing Bank in reimbursement of any drawing under any Letter of Credit;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 9.01) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)any representation or warranty made or deemed made by the Borrower or any Subsidiary in this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made or, in the case of any such representation or warranty qualified by materiality, incorrect in any respect and, in each case, to the extent capable of being cured, such incorrect or untrue representation or warranty shall remain incorrect or untrue for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;
(d)the Borrower or any other Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (solely with respect to the Borrower), Section 5.09, in Article 6 or in Article 7 (subject to Section 9.03);

(e)the Borrower or any other Obligor shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in clause (a), (b) or (d) of this Section 9.01), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;
(f)the Borrower or any Restricted Subsidiary shall (i) fail to pay any principal, interest or other amount, regardless of amount, due in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond any applicable grace period or (ii) after giving effect to any grace period, fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness, if the failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated maturity (or in the case of any such Indebtedness constituting a Guarantee in respect of Indebtedness to become payable) or become subject to a mandatory offer purchase by the obligor (other than any event which triggers any conversion or exchange right of holders of Convertible Indebtedness);
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 9.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any binding action for the purpose of effecting any of the foregoing;
(i)[reserved];
(j)one or more judgments for the payment of money in excess of the greater of $160,000,000 and 10% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis (or, on and after the Aspen Acquisition Effective Date, the greater of $262,500,000 and 3.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period and calculated on a Pro Forma Basis) in the aggregate shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged or unpaid for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment and such action shall not be stayed;
(k)a Change in Control shall occur;
(l)one or more ERISA Events or Non-U.S. Plan Events shall have occurred, other than as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; or
(m)at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support reasonably satisfactory to the applicable Issuing Bank has been provided)) shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim has been made and the cancellation or expiration without pending drawings or Cash Collateralization of all Letters of Credit in the Agreed L/C Cash Collateral Amount on terms reasonably satisfactory to the applicable Issuing Bank (or other credit support reasonably satisfactory to the applicable Issuing Bank has been provided)) in accordance with the terms hereof) or shall be declared null and void, or at any time Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Obligor shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders or Letters of Credit to be issued, under any Loan Document to which it is a party or shall contest in writing the validity or perfection of any Lien in any material portion of the Collateral purported to be covered by the Collateral Documents;
then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Section 9.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments and the obligations of the Issuing Banks to issue any Letter of Credit, and thereupon the Revolving Commitments shall terminate immediately, (ii)(A)

declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (B) require that the Borrower Cash Collateralize the Letters of Credit in the Agreed L/C Cash Collateral Amount; and in case of any event with respect to any Obligor described in clause (g), (h) or (i) of this Section 9.01, the Revolving Commitments shall automatically terminate, each Issuing Bank shall have no obligation to issue Letters of Credit hereunder and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower or such Guarantor accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor, and (iii) Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.
Section 9.02.Application of Funds. After the exercise of remedies provided for in Section 9.01 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Agents and amounts payable pursuant to Sections 2.17 and 2.18) payable to the Agents in their capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and fees payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Banks and amounts payable pursuant to Sections 2.17 and 2.18)), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid fees and interest on the Loans, Letter of Credit Usage, Secured Hedge Agreements, Secured Cash Management Agreements and other Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal, Letter of Credit Usage and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Secured Parties, in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the applicable Issuing Banks, to Cash Collateralize that portion of Letter of Credit Usage comprised of the aggregate undrawn amount of Letters of Credit at the Agreed L/C Cash Collateral Amount; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrower or as otherwise required by applicable law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit or amounts due on account of such Obligations as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without pending drawings, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, and thereafter applied as provided in clause “Last” above.
Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be.
Section 9.03.Right to Cure. Notwithstanding anything contained in Section 9.01, if the Borrower fails (or, but for the operation of this Section 9.03, would fail) to comply with Section 7.01 (the “Liquidity Covenant”), 7.02 (the “Revenue Covenant”) or 7.03 (together with the Liquidity Covenant and the Revenue Covenant, each, a “Financial Covenant Default”) for any Fiscal Quarter, the Borrower shall have the right (the “Cure Right”), until the expiration of the 20th day subsequent to the date that the Compliance Certificate is required to be delivered to the Administrative Agent pursuant to Section 5.01(c) for such Fiscal Quarter (“Cure Expiration Date”), to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Borrower (the “Contribution Amount”) in order to cure such Financial Covenant Default, subject to the following:
(a)upon receipt of the Contribution Amount, the Contribution Amount shall either (i) be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with Section 7.03, at the end of such Fiscal Quarter and applicable subsequent periods which include such Fiscal Quarter, provided that there shall be no pro forma reduction of the Obligations to the extent a voluntary prepayment is made in respect thereof with the proceeds of any Contribution Amount solely for the Fiscal Quarter in respect of which such Contribution Amount is received for purposes of determining compliance with Section 7.03, or (ii) be included in the calculation of Liquidity and/or Consolidated Total Revenue, as applicable, for purposes of determining compliance with Section 7.01 and/or Section 7.02, as applicable, at the end of such Fiscal Quarter; and
(b)(i) in each four (4) Fiscal Quarter period, there shall be at least two (2) Fiscal Quarters in which the Cure Right is not exercised; provided that, for the avoidance of doubt, any Contribution Amount made to cure a contemporaneous breach of the Liquidity Covenant and the Revenue Covenant shall count as one (1) cure right for purposes of this Agreement and (ii) for purposes of this Section 9.03, the Contribution Amount shall be no greater than the amount required for the applicable financial covenant(s).

Until the applicable Cure Expiration Date, (i) no Default or Event of Default shall be deemed to have occurred on the basis of any Financial Covenant Default, unless such failure is not cured by a Contribution Amount on or prior to the applicable Cure Expiration Date, provided that no Lender or Issuing Bank shall be obligated to extend new Revolving Loans or issue and/or extend Letters of Credit after the date by which financial statements shall have been required to have been delivered and prior to such Contribution Amount having been made, (ii) neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans and other Obligations or terminate the Revolving Commitments and none of the Administrative Agent, the Collateral Agent nor any Lender shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of such period, and (iii) neither the Administrative Agent nor any Lender shall impose default interest, in each case, solely on the basis of an Event of Default having occurred and being continuing under Section 7.01, 7.02 or 7.03, as applicable, in respect of the Fiscal Quarter for which the Cure Right is exercised.
ARTICLE 10
The Agents
Section 10.01.Agents.
Each of the Lenders (including in any Lender’s other capacity hereunder) and each of the Issuing Banks (each of the foregoing referred to as the “Lenders” for purposes of this Article 10) hereby irrevocably appoints Morgan Stanley Senior Funding, Inc., as each of the Administrative Agent and Collateral Agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to any Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Agent is hereby expressly authorized by the Lenders to (i) execute any and all documents (including any release) with respect to the Collateral, as contemplated by and in accordance with the provisions of this Agreement and any other Loan Document, (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the discretion of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender and (iii) to approve or disapprove of any transaction described in Section 6.03. Except, in each case, as set forth in the sixth paragraph of this Article 10, the provisions of this Article 10 are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any such provisions.
The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02 or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent and each Arranger shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and each Arranger may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent and each Arranger may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders and the Borrower; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right to consent to such successor Administrative Agent (such consent not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of its appointment as either Administrative Agent or Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent (as applicable), and the retiring Administrative Agent or Collateral Agent (as applicable) shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article 10). The fees payable by the Borrower to any successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article 10 and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.
Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank represents and warrants to the Administrative Agent that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in the making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and/or any Obligor, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as security. Each Lender also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 10.01.
Anything herein to the contrary notwithstanding, none of the Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, an Issuing Bank or a Lender hereunder.
Further, each Secured Party hereby irrevocably authorizes the Collateral Agent:
(a)to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon satisfaction of any conditions to release specified in any Collateral Document, (ii) that is disposed of or to be disposed of as part of or in connection with any disposition permitted hereunder or under any other Loan Document to any Person other than an Obligor, (iii) subject to Section 11.02, if approved, authorized or ratified in writing by the Required Lenders or such other percentage of Lenders required thereby, (iv) owned by a Guarantor upon release of such Guarantor from its obligations under this Agreement, or (v) as expressly provided in the Collateral Documents;
(b)to release any Guarantor from its obligations hereunder if such Person (x) ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder or (y) becomes an Excluded Subsidiary;
(c)upon request of the Borrower, to take such actions as shall be required to subordinate any Lien on any property granted to the Collateral Agent to the holder of a Lien permitted to have priority over the Lien securing the Obligations by Section 6.02 or to enter into any intercreditor agreement with the holder of any such Lien; and
(d)to enter into any First Lien Intercreditor Agreement or any joinder thereto (and each Secured Party acknowledges and agrees that it is subject to and bound by the terms of such First Lien Intercreditor Agreement) and any Junior Lien Intercreditor Agreement or any joinder thereto (and each Secured Party acknowledges and agrees that it is subject to and bound by the terms of such Junior Lien Intercreditor Agreement).
Upon request by the Collateral Agent at any time, the Required Lenders (or Lenders, as applicable) will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations hereunder pursuant to this paragraph. In each case as specified in this Article 10, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted pursuant to the Loan Documents, or to release such Guarantor from its obligations hereunder, in each case in accordance with the terms of this Article 10.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent, each Lender and each other Secured Party hereby agree that (i) no Secured Party (other than the Collateral Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
Any such release of Guaranteed Obligations or otherwise shall be deemed subject to the provision that such Guaranteed Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
Section 10.02.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Commitments,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions of such exemption are satisfied so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and sub-section (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that none of the Agents, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 10.03.Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not an Agent, Lender or Issuing Bank as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent or the Collateral Agent, or, in any event in the case of Secured Hedge Agreement counterparties and Secured Cash Management Agreement counterparties, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent or the Collateral Agent) this Article 10 and Sections 11.03(c), 11.09, 11.10 and 11.12 and the decisions and actions of the Administrative Agent, the Collateral Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 11.03(c) only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral, (b) each of the Administrative Agent, Collateral Agent and Lenders shall be entitled to act without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
ARTICLE 11
Miscellaneous
Section 11.01.Notices. (a)    Except in the case of notices and other communications expressly permitted to be given by telephone, (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:
(i)if to the Borrower or any other Obligor, to the Borrower at:
Compass, Inc.
90 Fifth Avenue, 3rd Floor
New York, NY 10011
Attention: Chief Financial Officer and General Counsel
Email Address: scott.wahlers@compass.com and brad.serwin@compass.com with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Jason Kanner, P.C. and Andrea Weintraub, P.C.
Email Address: jkanner@kirkland.com and andrea.weintraub@kirkland.com
Telephone No.: (212) 446-4902 and (212) 390-4571
(ii)if to the Administrative Agent, to it at:
Morgan Stanley Senior Funding, Inc.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Agency Borrowers
Email Address: Agency.Borrowers@morganstanley.com
Telephone No.: (443) 627-6101; and
(iii)if to any Lender or Issuing Bank to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)Notices and other communications to the Lenders or any Issuing Bank hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

The Borrower and each other Obligor agrees that the Administrative Agent and the Collateral Agent may make the Communications (as defined below) available to the Lenders or the Issuing Banks by posting the Communications on IntraLinks, the Internet or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”). No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of their respective Related Parties (collectively, the “Agent Parties”) be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission, except to the extent that such damages have resulted from the willful misconduct or gross negligence of such Agent Party (as determined in a final, non-appealable judgment by a court of competent jurisdiction).
Section 11.02.Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the other Obligors and the Required Lenders or by the Borrower and the other Obligors and the Administrative Agent with the consent of the Required Lenders; provided, however, that no such amendment, waiver or consent shall: (i) extend or increase the Revolving Commitment of any Lender without the written consent of such Lender (but not, for the avoidance of doubt, the Required Lenders), (ii) reduce the principal amount of any Loan or Letter of Credit or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender or Issuing Bank directly affected thereby (but not, for the avoidance of doubt, the Required Lenders), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of any Revolving Commitment, or extend the expiration date for any Letter of Credit beyond the Maturity Date, without the written consent of each Lender or Issuing Bank directly affected thereby (but not, for the avoidance of doubt, the Required Lenders); provided, however, that notwithstanding clause (ii) or (iii) of this Section 11.02(b), (x) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate set forth in Section 2.08 and (y) any waiver of a Default or any modification of the definition of “First Lien Net Leverage Ratio”, “Secured Net Leverage Ratio”, “Total Net Leverage Ratio”, “Consolidated Adjusted EBITDA” or any component of such definitions (including those used in calculating any interest rate or fee (or component definition thereof)) shall not constitute a reduction of interest for this purpose, (iv) change Section 2.19(a), Section 2.19(b), Section 9.02 or any other Section hereof providing for the ratable treatment of the Lenders or change the definition of “Pro Rata Share”, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of any Guaranty, or the Collateral without the written consent of each Lender and each Issuing Bank, except to the extent the release of any Guarantor or Collateral is permitted pursuant to Section 5.12, Article 10 or Section 11.17 (in which case such release may be made by the Collateral Agent and/or the Administrative Agent acting alone), (vi) amend or modify this Agreement or any other Loan Document to contractually subordinate (1) the Liens on all or substantially all of the Collateral to any other Lien on such Collateral securing any other Indebtedness for borrowed money and/or (2) any of the Obligations in right of payment to any other Indebtedness for borrowed money, in each case, provided by any Lender without the consent of each Lender directly and adversely affected by such amendment or modification, other than (A) any Indebtedness that is expressly permitted by the Loan Documents as in effect on the Effective Date to either be senior in right of payment to the Obligations or to be secured by a Lien on the Collateral that is senior to the Lien on the Collateral securing the Obligations, (B) any “debtor-in-possession” facility or (C) any other Indebtedness, so long as such indebtedness is offered ratably to all Lenders on the same terms and conditions and Lenders are afforded at least a period of five Business Days to participate in such Indebtedness, (vii) change any of the provisions of this Section or reduce the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (viii) waive any condition set forth in Section 4.01 (other than as it relates to the payment of fees and expenses of counsel), or, in the case of any Loans made or Letters of Credit issued on the Effective Date, Section 4.02, without the written consent of each Lender and each Issuing Bank (as applicable) and (ix) affect the rights or duties of an Issuing Bank hereunder without the prior written consent of such Issuing Bank. Notwithstanding anything to the contrary herein, (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (iii) this Agreement may be amended to provide for a New Revolving Loan Commitment in the manner contemplated by Section 2.23 without the consent of the Required Lenders.
(c)Notwithstanding anything in this Agreement to the contrary, (i) if the Administrative Agent and the Borrower, acting together, identify any ambiguity, omission, mistake, typographical error, inconsistency or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, supplement or otherwise modify such provision to cure such ambiguity, omission, mistake, typographical error, inconsistency or other defect and such amendment, supplement or other modification shall become effective without any further action or consent of any other party to this Agreement or such other Loan Document and (ii) the Administrative Agent and the Borrower shall be permitted to amend, supplement or otherwise modify this Agreement as set forth in Section 2.03(c)(iii).
Section 11.03.Expenses; Indemnity; Damage Waiver.
(a)The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Agents, the Lenders and the Arrangers in connection with the syndication of the Loans and with the preparation, negotiation, execution and delivery of the Loan Documents and any security arrangements in connection therewith and, solely with respect to the Administrative Agent and the Collateral Agent, any amendment, waiver or other modification (including proposed amendments, waivers or other modifications) with respect thereto (including reasonable and documented or invoiced fees, out-of-pocket expenses and disbursements of outside counsel (limited to one outside counsel and, if necessary, one outside counsel per applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of the existence of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected Person)) for the Agents, the Arrangers and the Lenders, taken as a whole, and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders (including reasonable and documented or invoiced fees, out-of-pocket expenses and disbursements of outside counsel (limited to one outside counsel and, if necessary, one outside counsel per applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of the existence of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected Person)) in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 11.03, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Agents, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, reasonable and documented out-of-pocket costs or expenses, including the reasonable and documented or invoiced legal fees and expense of any outside counsel representing all of the Indemnitees, taken as a whole (limited to one outside counsel and, if necessary, one outside counsel per applicable local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of the existence of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected Person) for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Obligors or any of their respective Subsidiaries, or any Environmental Liability related in any way to the activities or operations of the Obligors or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or the Borrower or any Affiliate of the Borrower); provided that such indemnity shall not, as to any Indemnitee, be available (w) with respect to Taxes (and amounts relating thereto) (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), the indemnification for which shall be governed solely and exclusively by Section 2.18, (x) with respect to such losses, claims, damages, liabilities, costs or reasonable and documented expenses that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnitee or a material breach of this Agreement or any other Loan Document by such Indemnitee, (y) to the extent resulting from any dispute between and among Indemnitees, that does not involve an act or omission by the Obligors or their respective Subsidiaries (other than any proceeding against the Agents, the Issuing Banks, the Arrangers or any other Person acting as an agent or arranger with respect to the revolving credit facility provided hereunder, in each case, acting in such capacity) and (z) to the extent resulting from a settlement agreement related thereto without the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed).
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section 11.03, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent, as applicable, in its capacity as such.
(d)Without limiting in any way the indemnification obligations of the Borrower pursuant to Section 11.03(b) or of the Lenders pursuant to Section 11.03(c), to the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, fraud, bad faith or willful misconduct of such Indemnitee or material breach of any Loan Document by such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(e)All amounts due under this Section 11.03 shall be payable promptly after written demand therefor.
Section 11.04.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), Participants (to the extent provided in paragraph (c) of this Section 11.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b) (ii) below, any Lender may assign to one or more assignees (but not to any Obligor, any Subsidiary or an Affiliate thereof or any Disqualified Institution or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of natural person)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(1)the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to such assignment or, if an Event of Default under Section 9.01(a), (b), (g) or (h) has occurred and is continuing, any other assignee (other than, in each case, any Disqualified Institution);
(2)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to any Lender, an Affiliate of a Lender or an Approved Fund; and
(3)the Issuing Banks.
(ii)Assignments shall be subject to the following additional conditions:
(1)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(2)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(3)unless otherwise agreed to by the Administrative Agent in its sole discretion, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(4)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(5)no such assignment shall be made to (1) any Obligor nor any Subsidiary or Affiliate of a Obligor, (2) any Disqualified Institution, (3) any Defaulting Lender or any of its subsidiaries, or (4) any Person, who, upon becoming a

Lender hereunder, would constitute any of the foregoing Persons described in this clause (5); and
(6)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 11.03); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 11.04. No assignment shall be effective unless recorded in the Register. The parties hereto agree and intend that the Loans shall be treated as being in “registered form” for the purposes of the Code (including Sections 163(f), 165(j), 871(h)(2), 881(c)(2), and 4701 of the Code), and the Register shall be maintained in accordance with such intention.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a Register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and amounts on the Loans owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.04(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register. In no event shall the Administrative Agent be obligated to ascertain, inquire into or monitor as to whether any Lender or prospective assignee is a Disqualified Institution or enforce compliance with the provisions hereof relating to Disqualified Institutions.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section 11.04 and any written consent to such assignment required by paragraph (b)(i) of this Section 11.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.14(g), Section 2.19(c) or Section 11.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)(i) Any Lender may, without the consent of, or notice to, the Borrower or any other Obligor, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (but not to the Borrower, any Subsidiary or an Affiliate thereof, any Disqualified Institutions or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of natural person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (c) (ii) of this Section 11.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 (provided that it complies with the obligations contained therein) and Section 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04 (it being understood that the documentation required under Section 2.18(g) shall be delivered by the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.19(b) as though it were a Lender.
(i)A Participant shall not be entitled to receive any greater payment under Section 2.17 or Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Central Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)(i) No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender, and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(f)If any assignment is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment.
(g)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (i) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Obligors, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (ii) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Reorganization Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Reorganization Plan, (2) if such Disqualified Institution does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the

Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(h)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (i) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (ii) provide the DQ List to each Lender requesting the same. The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information to, or the restrictions on any exercise of rights or remedies of, any Lender.
Section 11.05.Survival. All covenants, agreements, representations and warranties made by the Obligors and their respective Subsidiaries herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 11.03 and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Revolving Commitments or the Letters of Credit, the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Issuing Bank, any Lender, or the termination of this Agreement or any provision hereof.
Section 11.06.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., pdf via email) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.07.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) but other than escrow, payroll, petty cash, trust and tax withholding accounts at any time held by, and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower and each other Obligor against any of and all the obligations of the Borrower and each other Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
Section 11.09.Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE

STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER AND EACH OTHER OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.09(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 11.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.
Section 11.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12.Confidentiality.
(a)    Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and to not use the Information for any purpose except in connection with the Loan Documents, or other services provided to the Obligors or their Subsidiaries except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, legal counsel, independent auditors, professionals and other experts, agent or advisors, or to any credit insurance provider relating to the Borrower and its obligations, in each case whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and advised of their obligation to keep such Information confidential), (ii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of their legal counsel (in which case the Administrative Agent and/or the Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority or in cases where any governmental and/or regulatory authority had requested otherwise), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (iii) upon the request or demand of any regulatory authority having or purporting to have jurisdiction over the Administrative Agent or the Lenders or any of their respective affiliates (in which case the Administrative Agent and/or the Lenders agree, as applicable, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority or in cases where any governmental and/or regulatory authority had requested otherwise)), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to the extent that such information is received by the Administrative Agent or any Lender from a third party that is not, to the Administrative Agent’s or such Lender’s knowledge, as applicable, subject to contractual or fiduciary confidentiality obligations owing to the Borrower or any of its Affiliates, (vii) to the extent that such information is independently developed by the

Administrative Agent or any Lender without use of the Information, (viii) (A) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, other than Disqualified Institutions or (B) any actual or prospective counterparty (or its advisors) to any swap, securitization, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; provided that the disclosure of any such information to any assignee or prospective assignee or Participants or prospective Participants or any actual or prospective counterparty to any swap, securitization, derivative or other transaction shall be made subject to the acknowledgment and acceptance by such assignee or prospective assignee or Participant or prospective Participant that the Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 11.12 or other provisions that are at least as restricted as this Section 11.12 or as is otherwise reasonably acceptable to the Borrower and the Administrative Agent or such Lender, as applicable, including in accordance with customary market standards for dissemination of such type of information), (ix) with the written consent of the Borrower, or (x) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.12. For the purposes of this Section 11.12, “Information” means all written information received from the Borrower, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but not less than a reasonable degree of care. In addition, the Agents, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration of this Agreement and the Revolving Commitments.
(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 11.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY,

EACH LENDER AND EACH ISSUING BANK REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 11.13.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 11.14.No Advisory or Fiduciary Responsibility.
(a)     In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Obligors acknowledge and agree, and acknowledge their respective Subsidiaries’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Obligors and their respective Affiliates, on the one hand, and the Agents, the Arrangers, the Issuing Banks and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Agents, the Arrangers, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Obligor or any of its Subsidiaries, or any other Person and (ii) none of the Agents, any Arranger, the Issuing Banks nor any Lender has any obligation to any Obligor or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Arrangers, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors and their respective Affiliates, and none of the Agents, any Arranger, the Issuing Banks nor any Lender has any obligation to disclose any of such interests to any Obligor or its Affiliates. Each of the Borrower and other Obligors agrees that it will not claim that any of the Agents, the Arrangers, the Issuing Banks, the Lenders and their respective affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.
(b)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into or monitor as to whether any Participant, Lender or prospective assignee or Participant is a Disqualified Institution or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, inquire into or monitor as to whether any Participant, Lender or prospective assignee or Participant is a Disqualified Institution or enforce compliance with the provisions hereof relating to Disqualified Institutions or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 11.15.Electronic Execution of this Agreement and Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, borrowing requests, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.16.USA PATRIOT Act. Each Issuing Bank and each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each other Obligor, which information includes the name and address of the Borrower and each other Obligor and other information that will allow such Lender to identify the Borrower and each other Obligor in accordance with the USA Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent, such Issuing Bank or such Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
Section 11.17.Release of Guarantors. In the event that all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person that is not, and is not required to become, an Obligor, in a transaction permitted under this Agreement, the Administrative Agent shall, at the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to terminate the guarantee of such Guarantor.

Section 11.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution, and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.19.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), that, in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 11.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPASS, INC.,
as the Borrower
By:    /s/ Scott R. Wahlers
Name: Scott R. Wahlers
Title: Chief Financial Officer

[Signature Page to Revolving Credit and Guaranty Agreement]

Compass Brokerage, LLC
At World Properties, LLC
Washington Fine Properties, LLC
Latter & Blum Holding, L.L.C.
Parks Village Nashville, LLC
Compass Connecticut, LLC
Compass California III, Inc.
Compass Greater NY, LLC
Compass Georgia, LLC
Compass Pennsylvania, LLC
Compass DMV, LLC
Compass New Jersey, LLC
Compass Mid-America, LLC
Compass Carolinas, LLC
Compass Tennessee, LLC
Compass California, Inc.
Compass California II, Inc.
Compass RE NY, LLC
Compass RE Texas, LLC
Compass Washington, LLC
Compass Colorado, LLC
Compass Management Holdings, LLC
Compass Massachusetts, LLC
Compass Illinois, Inc.
Compass Florida, LLC
Christie's International Real Estate, LLC
Compass Mountain West, LLC
Compass Nevada, LLC
Compass New England, LLC
Compass Hamptons, LLC
Compass Minnesota, LLC
Compass Indiana, LLC
Compass RE Wisconsin, LLC
Compass Hawaii, LLC
Ansley Atlanta Real Estate, LLC
Jackson Hole Real Estate Associates LLC
At World Properties New Holdings, Inc.
At World Properties Holdings, LLC
At World Properties Midco, LLC,
each as a Guarantor
By:    /s/ Scott R. Wahlers
Name: Scott R. Wahlers
Title: President and Treasurer

MORGAN STANLEY SENIOR FUNDING, INC., in its capacities as Administrative Agent and Collateral Agent
By:    /s/ Jennifer DeFazio
Name: Jennifer DeFazio
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
in its capacities as Lender and an Issuing Bank
By:    /s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Revolving Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and an Issuing Bank
By:    /s/ Hannah Cook
Name: Hannah Cook
Title: Authorized Officer
[Signature Page to Revolving Credit and Guaranty Agreement]

BANK OF AMERICA N.A.,
as a Lender and an Issuing Bank
By:    /s/ Roger C. Davis
Name: Roger C. Davis
Title: Senior Vice President
[Signature Page to Revolving Credit and Guaranty Agreement]

BANK OF MONTREAL,
as a Lender and an Issuing Bank
By:    /s/ Victor Davida
Name: Victor Davida
Title: Director
[Signature Page to Revolving Credit and Guaranty Agreement]

CITIZENS BANK N.A.,
as a Lender and an Issuing Bank
By:    /s/ Michael DeVivo
Name: Michael DeVivo
Title: Director

[Signature Page to Revolving Credit and Guaranty Agreement]

TRUIST BANK,
as a Lender and an Issuing Bank
By:    /s/ David Miller
Name: David Miller
Title: Director

[Signature Page to Revolving Credit and Guaranty Agreement]

TEXAS CAPITAL BANK,
as a Lender and an Issuing Bank
By:    /s/ Austin Tabor
Name: Austin Tabor
Title: Vice President

[Signature Page to Revolving Credit and Guaranty Agreement]